EXHIBIT 99.3

[FBR ACQUISITION COMPANY]

Purchaser

and

[NAME OF COMPANY]

Company

SALE AND SERVICING AGREEMENT

Dated as of [ - ]

- i -

- ii -

TABLE OF CONTENTS

(continued)

EXHIBITS

Exhibit A	Mortgage Loan Schedule Reporting Criteria
Exhibit B	Contents of Each Mortgage File
Exhibit C	Form of Custodial Agreement
Exhibit D	Form of Assignment, Assumption and Recognition Agreement
Exhibit E	Underwriting Guidelines
Exhibit F	Form of Opinion of Counsel
Exhibit G	Form of Trade Confirmation
Exhibit H	Form of Purchase Confirmation

- iii -

This SALE AND SERVICING AGREEMENT dated and effective as of [ - ], and is executed by and between [FBR Acquisition Company], as purchaser (the “Purchaser”), and [Name of Company], as seller and servicer (the “Company”).

W I T N E S S E T H

WHEREAS, the Purchaser has agreed to purchase from time to time from the Company and the Company has agreed to sell from time to time to the Purchaser [first] lien adjustable and fixed rate mortgage loans;

WHEREAS, the Mortgage Loans will be sold by the Company and purchased by the Purchaser as pools or groups of whole loans, servicing [retained] (each, a “Mortgage Loan Package”) on the various Closing Dates as provided herein;

WHEREAS, each of the Mortgage Loans will be secured by a mortgage, deed of trust or other security instrument creating a lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule for the related Mortgage Loan Package, which will be annexed to a Purchase Confirmation (defined herein) on the related Closing Date; and

WHEREAS, the Purchaser and the Company wish to prescribe the manner of purchase of the Mortgage Loans and the conveyance, servicing and control of the Mortgage Loans.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

ARTICLE I

DEFINITIONS

Whenever used herein, the following words and phrases, unless the content otherwise requires, shall have the following meanings:

Accepted Servicing Practices: The servicing and administration of the Mortgage Loans for which the Servicer is responsible hereunder:

(a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Servicer generally services and administers similar mortgage loans with similar mortgagors (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage lenders servicing its own loans or (ii) held in the Servicer’s own portfolio, as applicable, whichever standard is higher;

(b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Purchaser or any Person to which the Mortgage Loans may be transferred by the Purchaser;

(c) without regard to (i) any relationship that the Servicer or any affiliate thereof may have with the related Mortgagor or any other party to the transactions, (ii) the right of the

Servicer to receive compensation or other fees for its services rendered pursuant to this Agreement, (iii) the obligation of the Servicer to make Servicing Advances, (iv) the ownership, servicing or management by the Servicer or any affiliate thereof for others of any other mortgage loans or mortgaged properties, and (v) any debt the Servicer or any affiliate of the Servicer has extended to any mortgagor; and

(d) in accordance with the applicable state, local and federal laws, rules and regulations.

Adjustable Rate Mortgage Loan: A Mortgage Loan that contains a provision pursuant to which the Mortgage Rate is adjusted periodically.

Adjustment Date: As to each Adjustable Rate Mortgage Loan, the date on which the Mortgage Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

Agreement: This Sale and Servicing Agreement and all amendments hereof and supplements hereto.

ALTA: The American Land Title Association or any successor thereto.

Appraisal: A written appraisal of a Mortgaged Property made by a Qualified Appraiser, which appraisal must be written, in form and substance, to Fannie Mae and Freddie Mac standards, and satisfy the requirements of Title XI of the Financial Institution, Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, in effect as of the date of the appraisal.

Appraised Value: With respect to any Mortgage Loan, the lesser of (i) the value set forth on the Appraisal made in connection with the origination of the related Mortgage Loan as the value of the related Mortgaged Property, or (ii) the amount paid by the Borrower for the Mortgaged Property, provided, however, that in the case of a refinanced Mortgage Loan, such value shall be based solely on the Appraisal made in connection with the origination of such Mortgage Loan.

Assignment, Assumption and Recognition Agreement: An agreement substantially in the form of Exhibit D attached hereto.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

Blanket Hazard Insurance Policy: A mortgage impairment or blanket hazard insurance policy as described in Section 4.12.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions in the State of New York are authorized or obligated by law or executive order to be closed.

Closing Date: With respect to a Mortgage Loan Package, the date or dates, set forth in the related Purchase Confirmation, on which the Purchaser will purchase and the Company will sell the Mortgage Loans identified therein.

Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Company: [Name of Company], or its successor in interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

Company Employees: As defined in Section 4.13.

Compensating Interest Payment: With respect to any Distribution Date, the amount, if any, by which (x) the aggregate amount of any Prepayment Interest Shortfalls required to be paid by the Company with respect to such Distribution Date, exceeds (y) the aggregate amount actually paid by the Company in respect of such Prepayment Interest Shortfalls; provided, that such amount, to the extent payable by the Servicer, shall not exceed the aggregate Servicing Fee that would be payable to the Servicer in respect of such Servicer Remittance Date without giving effect to any Compensating Interest Payment.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Consumer Personal Information: Any information, including, but not limited to, all personal information about a Mortgagor that is disclosed to the Company by or on behalf of a Mortgagor.

Custodial Account: The separate account or accounts created and maintained pursuant to Section 4.4.

Custodial Agreement: The agreement among the Purchaser, the Company and the Custodian governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents, a form of which is annexed hereto as Exhibit C.

Custodian: The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement as provided therein.

Cut-off Date: With respect to each Mortgage Loan, as specified in the related Purchase Confirmation, either the first day of the month of the related Closing Date or such other date specified in the related Trade Confirmation.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction of the Scheduled Monthly Payment that the related Mortgagor is obligated to pay on any Due Date as a result of any proceeding under bankruptcy law or any similar proceeding.

Deleted Mortgage Loan: A Mortgage Loan which is repurchased by the Company in accordance with the terms of this Agreement and which is, in the case of a substitution pursuant to Section 3.4, replaced or to be replaced with a Qualified Substitute Mortgage Loan.

Determination Date: With respect to any Servicer Remittance Date, the 15th day of the month in which such Servicer Remittance Date occurs, or if such 15th day is not a Business Day, the next immediately preceding Business Day.

Due Date: The day of the month on which the Scheduled Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace, as specified in the related Mortgage Note.

Due Period: With respect to each Servicer Remittance Date, the period commencing on the second day of the month preceding the month of such Servicer Remittance Date and ending on the first day of the month of such Servicer Remittance Date.

Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC), provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt obligations of such holding company) have been rated by each Rating Agency in its highest short-term rating category, (iii) a trust account or accounts maintained with (a) the trust department of a federal or state chartered depository institution or (b) a trust company, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest.

Eligible Investments: Any dollar-denominated investment that is one or more of the following (and may include investments for which the Company and/or its affiliates, provides services or receives compensation):

(a) cash;

(b) direct registered obligations of, and registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are expressly backed by the full faith and credit of the United States;

(c) demand and time deposits in, interest bearing trust accounts at, certificates of deposit of, bankers’ acceptances payable within 183 days of issuance issued by, or Federal funds sold by any depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by Federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a credit rating of not less than “AA+” by Standard & Poor’s, “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s), and “AA+” by Fitch (if rated by Fitch) in the case of long-term debt obligations, or “A-1+” by Standard & Poor’s, “P-1” by Moody’s (and if rated “P-1”, such rating is not on watch for downgrade by Moody’s) and “F1+” by Fitch (if rated by Fitch) in the case of commercial paper and short-term debt obligations; provided that (i) in each case, the issuer thereof must have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and “AA+” by Fitch (if rated by Fitch) and (ii) in the case of commercial paper and short-term debt obligations with a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “AA+” by Standard & Poor’s and “AA+” by Fitch (if rated by Fitch);

(d) unleveraged repurchase obligations (if treated as debt for U.S. Federal income tax purposes by the issuer) with respect to (i) any security described in clause (b) above or (ii) any other Registered security issued or guaranteed by an agency or instrumentality of the United States (in each case without regard to the Stated Maturity of such security), in either case entered into with a U.S. Federal or state depository institution or trust company (acting as principal) described in clause (c) above or entered into with a corporation (acting as principal) whose long-term rating at the time of such investment or contractual commitment providing for such investment is not less than “AA+” by Standard & Poor’s, “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and “AA+” by Fitch (if rated by Fitch) or whose short-term credit rating at the time of such investment or contractual commitment providing for such investment is “A-1+” by Standard & Poor’s, “P-1” by Moody’s (and if rated “P-1”, such rating is not on watch for downgrade by Moody’s) and “F1+” by Fitch (if rated by Fitch) at the time of such investment; provided that (A) in each case, the issuer thereof must have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) “AA+” by Fitch (if rated by Fitch) and (B) if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “AA+” by Standard & Poor’s, “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and “AA+” by Fitch (if rated by Fitch);

(e) registered debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof that have a credit rating at the time of such investment or contractual commitment providing for such investment of not less than “AA” by Standard & Poor’s, “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and “AA+” by Fitch (if rated by Fitch);

(f) commercial paper or other short-term obligations with a maturity of not more than 183 days from the date of issuance and having at the time of such investment or contractual commitment providing for such investment a credit rating of “A-1+” by Standard & Poor’s and “F1+” by Fitch (if rated by Fitch); provided that (i) in each case, the issuer thereof must have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and “AA+” by Fitch (if rated by Fitch) and (ii) if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “AA” by Standard & Poor’s and “AA+” by Fitch (if rated by Fitch);

(g) reinvestment agreements issued by any bank (if treated as a deposit by such bank), or a registered reinvestment agreement issued by any insurance company or other corporation or entity organized under the laws of the United States or any state thereof (if treated as debt for tax purposes by the issuer), in each case, that has a credit rating of not less than “A-1+” by Standard & Poor’s, “P-1” by Moody’s (and if rated “P-1”, such rating is not on watch for downgrade by Moody’s) and “F1+” by Fitch (if rated by Fitch); provided that (i) in each case, the issuer thereof must have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “Aa2” by Moody’s (and if rated “Aa2”, such rating is not on watch for downgrade by Moody’s) and not less than “AA+” by Fitch (if rated by Fitch) and (ii) if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment or contractual commitment providing for such investment a long-term credit rating of not less than “AA” by Standard & Poor’s and “AA+” by Fitch (if rated by Fitch); and

(h) interests in any money market fund or similar investment vehicle having at the time of investment therein the highest credit rating assigned by each of the Rating Agencies (excluding, if not rated by Fitch, Fitch);

and, in each case (other than clause (a)), with a maturity (giving effect to any applicable grace period) no later than the Business Day immediately preceding the Servicer Remittance Date next following the Due Period in which the date of investment occurs; provided that Eligible Investments may not include (i) any interest only security, any security purchased at a price in excess of one hundred percent (100%) of the par value thereof, (ii) any floating rate security whose interest rate is inversely or otherwise not proportionately related to an interest rate index or is calculated as other than the sum of an interest rate index plus a spread, (iii) securities subject to an offer, (iv) any security with a rating from Standard & Poor’s which includes the subscript “p,” “pi,” “q,” “r” or “t”, or (v) any investment, the income from which is or will be subject to deduction or withholding for or on account of any withholding or similar tax.

Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Company pursuant to Section 4.13.

Escrow Account: The separate account or accounts created and maintained pursuant to Section 4.7.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

Fannie Mae: The entity formerly known as Federal National Mortgage Association (FNMA), or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Fidelity Bond: A fidelity bond to be maintained by the Company pursuant to Section 4.13.

Fitch: Fitch, Inc., or any successor in interest.

Freddie Mac: The entity formerly known as the Federal Home Loan Mortgage Corporation (FHLMC), or any successor thereto.

GAAP: Generally accepted accounting procedures, consistently applied.

Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which is added to the Index in order to determine the related Mortgage Rate, as set forth in the Mortgage Loan Schedule.

Index: With respect to any Adjustable Rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest therein.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property, including PPMI Proceeds, if applicable.

Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the interim funder pursuant to the MERS Procedures Manual.

Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Litigation Event: as defined in Section 7.3.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of the original loan amount of the Mortgage Loan at its origination (unless otherwise indicated) to the Appraised Value of the Mortgaged Property.

MERS: MERSCORP, Inc., its successors and assigns.

MERS Designated Mortgage Loan: A Mortgage Loan for which (a) the Company has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Company, in accordance with MERS Procedures Manual and (b) the Company has designated or will designate the Custodian as the Investor on the MERS System.

MERS Procedures Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

MERS Report: The report from the MERS System listing MERS Designated Mortgage Loans and other information.

MERS System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

Monthly Advance: The portion of each Scheduled Monthly Payment that is delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Company pursuant to Section 5.3 on the Business Day immediately preceding the Servicer Remittance Date of the related month.

Moody’s: Moody’s Investors Service, Inc., or any successor in interest.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple or leasehold estate in real property securing the Mortgage Note.

Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule annexed to the related Purchase Confirmation, which Mortgage Loan includes without limitation the Mortgage File, the Scheduled Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents: The documents referred to in Exhibit B as items 1 through 10.

Mortgage Loan Package: The pool or group of whole loans purchased on a Closing Date, as described in the Mortgage Loan Schedule annexed to the related Purchase Confirmation.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the related Mortgage Rate minus the Servicing Fee Rate.

Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans annexed to the related Purchase Confirmation (and delivered in electronic format to the Purchaser), such schedule setting forth the information as set forth on Exhibit A with respect to each Mortgage Loan in the related Mortgage Loan Package.

Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, including any riders or addenda thereto.

Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

Mortgage Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, net of any interest premium charged by the mortgagee to obtain or maintain any PMI Policy.

Mortgagor: The obligor on a Mortgage Note.

OCC: The Office of the Comptroller of the Currency.

Officer’s Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Senior Vice President, a First Vice President, a Vice President or an Assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the Company, reasonably acceptable to the Purchaser.

Originator: With respect to any Mortgage Loan, the entity that (a) took the Mortgagor’s loan application, (b) processed the Mortgagor’s loan application, or (c) closed and/or funded such Mortgage Loan.

Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans by the Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgage-backed securities transaction.

Periodic Interest Rate Cap: As to each Adjustable Rate Mortgage Loan, the maximum increase or decrease in the Mortgage Rate on any Adjustment Date pursuant to the terms of the Mortgage Note.

Person: Any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

Pool Paid Mortgage Insurance Policy or PPMI Policy: A policy of mortgage guaranty insurance issued by a mortgage insurer in which a party other than the Mortgagor is responsible for the premiums associated with such mortgage insurance policy.

PPMI Proceeds: Proceeds of any Pool Paid Mortgage Insurance Policy.

Prepayment Interest Shortfall: As to any Servicer Remittance Date and each Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Servicer Remittance Date, the amount, if any, by which one month’s interest at the related Mortgage Loan Remittance Rate on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

Prepayment Premium: With respect to a Prepayment Premium Loan, the prepayment charge or penalty interest required to be paid by the Mortgagor in connection with a prepayment of the related Mortgage Loan, as provided in the related Mortgage Note or Mortgage, and as specified on the related Mortgage Loan Schedule.

Prepayment Premium Loan: Each Mortgage Loan identified on the related Mortgage Loan Schedule with respect to which the Mortgagor must pay a Prepayment Premium in connection with a Principal Prepayment.

Prime Rate: The prime rate of the United States money center commercial banks as published in The Wall Street Journal, Northeast Edition.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period: The month preceding the month in which the related Servicer Remittance Date occurs.

Purchase Amount: The amount as defined in Section 2.1(b).

Purchase Confirmation: With respect to each Mortgage Loan and Mortgage Loan Package, the Purchase Confirmation, substantially in the form of Exhibit H attached hereto, confirming the sale by Company and the purchase by Purchaser of the Mortgage Loan Package on the related Closing Date.

Purchase Price: The price expressed as a percentage of par specified in the related Purchase Confirmation and paid on the Closing Date by the Purchaser to the Company for the Mortgage Loans included in one or more Mortgage Loan Packages, as calculated and adjusted as set forth in the related Trade Confirmation.

Purchaser: [FBR Acquisition Company], or its successor in interest or any successor or Purchaser to the Purchaser under this Agreement as herein provided.

Qualified Appraiser: An appraiser, duly appointed by the Company, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation was not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfied the requirements of Title XI of the Financial Institution Reform, Recovery, and Enforcement Act and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution be approved by the Purchaser and;

(i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Scheduled Principal Balance of the Deleted Mortgage Loan;

(ii) have a Mortgage Loan Remittance Rate not less than, and not more than 2% greater than, the Mortgage Loan Remittance Rate of the Deleted Mortgage Loan;

(iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan;

(iv) comply with each representation and warranty set forth in Sections 3.1 and 3.2;

(v) be of the same type as the Deleted Mortgage Loan;

(vi) have a Gross Margin not less than that of the Deleted Mortgage Loan;

(vii) have the same Index as the Deleted Mortgage Loan;

(viii) will have a FICO score not less than that of the Deleted Mortgage Loan;

(ix) have an LTV not greater than that of the Deleted Mortgage Loan;

(x) have a Prepayment Premium with a term and an amount at least equal to the Prepayment Premium of the Deleted Mortgage Loan; and

(xi) have a Company credit grade not lower in quality than that of the Deleted Mortgage Loan.

Rating Agency: Any of Fitch, Moody’s and S&P, or any successor thereto.

Reconstitution Date: The date on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Pass-Through Transfer or Whole Loan Transfer pursuant to Section 9.1 hereof. The Reconstitution Date shall be such date which the Purchaser and the subsequent purchaser or transferee of the related Mortgage Loans shall designate.

Relief Act: The Servicemember’s Civil Relief Act, as such may be amended from time to time, and any similar state laws.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

Remittance Amount: The amount as defined in Section 5.1.

REO Disposition: The final sale by the Company of any REO Property.

REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 4.17.

REO Property: A Mortgaged Property acquired by the Company on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure, as described in Section 4.17.

Repurchase Amount: An amount equal to:

(a) the Scheduled Principal Balance of the Mortgage Loan as of the date on which such repurchase takes place multiplied by either (i) with respect to any Mortgage Loan for which a breach occurs more than twelve (12) months after the Closing Date, 100% or (ii) with respect to any Mortgage Loan for a breach occurs within twelve (12) months after the Closing Date the Purchase Price set forth in the related Purchase Confirmation; plus

(b) interest on such Scheduled Principal Balance at the Mortgage Loan Remittance Rate from the date on which interest has last been paid and distributed to the Purchaser through the last day of the month in which such repurchase takes place; plus

(c) all costs and expenses incurred by the Purchaser arising out of or based upon the related breach of representation and warranty of the Company, including without limitation costs and expenses incurred in the enforcement of the Company’s repurchase obligation under Section 3.4; plus

(d) all costs and expenses incurred by or on behalf of the Purchaser in connection with any predatory or abusive-lending law; less

(e) amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

RESPA: The Real Estate Settlement Procedures Act, as amended.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

Scheduled Monthly Payment: Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction or pursuant to the Relief Act (excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Monthly Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence.

Scheduled Principal Balance: As to each Mortgage Loan, (a) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (b) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Securities Act: The Securities Act of 1933, as amended.

Servicer Event of Default: Any one of the conditions or circumstances enumerated in Section 10.1.

Servicer Remittance Date: The [ - ] day (or if such [ - ]th day is not a Business Day, the first Business Day immediately following such [ - ] day) of any month, beginning with the month following the related Closing Date.

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) other than Monthly Advances incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.9.

Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the applicable Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds to the extent permitted by Section 4.6) of such Scheduled Monthly Payment collected by the Company, or as otherwise provided under Section 4.6.

Servicing Fee Rate: With respect to each Mortgage Loan, the per annum rate set forth on the Mortgage Loan Schedule or if not specified thereon, in the Trade Confirmation.

Servicing File: With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents listed in the Custodial Agreement the originals of which are delivered to the Custodian pursuant to Section 2.3.

Servicing Officer: Any officer of the Company involved in or responsible for the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

Subservicer: Any Person with which the Company has entered into a Subservicing Agreement, provided that such Person is a Fannie Mae or Freddie Mac approved seller/servicer in good standing and no event has occurred, including but not limited to a change in insurance coverage, that would make it unable to comply with the eligibility for seller/servicers imposed by Fannie Mae or Freddie Mac.

Subservicing Agreement: Any subservicing agreement between the Company and any Subservicer relating to servicing and/or administration of some or all of the Mortgage Loans included in a Mortgage Loan Package.

Successor Servicer: A servicer which succeeds the Company as being responsible for servicing the Mortgage Loans.

Trade Confirmation: A letter agreement between the Company and the Purchaser substantially in the form of Exhibit G entered into prior to the related Closing Date relating to the sale of one or more Mortgage Loan Packages.

Underwriting Guidelines: The underwriting guidelines of the Company attached hereto as Exhibit E, as may be updated and incorporated into Exhibit E from time to time by providing such updates to the Purchaser.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not a Pass-Through Transfer.

ARTICLE II

PURCHASE AND SALE

SECTION 2.1 Agreement to Purchase; Conveyance of Mortgage Loans; Purchase Amount; Possession of Mortgage Files; Maintenance of Servicing Files.

(a) Agreement to Purchase; Conveyance of Mortgage Loans. In exchange for the payment of the Purchase Amount on the related Closing Date, the Company agrees to sell and the Purchaser agrees to purchase, without recourse (except as provided herein), but subject to the terms of this Agreement, on a servicing [retained] basis, all the right, title and interest of the Company in and to the Mortgage Loans in a Mortgage Loan Package having an aggregate Scheduled Principal Balance on the related Cut-off Date in an amount as set forth in the related Trade Confirmation, or in such other amount as agreed by the Purchaser and the Company as evidenced by the aggregate Scheduled Principal Balance of the Mortgage Loan Package accepted by the Purchaser on the related Closing Date. The Company shall deliver the Mortgage Loan Schedule for the Mortgage Loan Package to be purchased on the related Closing Date to the Purchaser at least three Business Days prior to such Closing Date. Pursuant to Section 2.3, the Company will deliver the Mortgage Loan Documents to the Custodian.

(b) Purchase Amount. Purchaser subject to the terms and conditions herein shall pay to the Company an amount (the “Purchase Amount”) equal to the sum of (i) the product of Purchase Price multiplied by the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date, and (ii) accrued interest on the aggregate Scheduled Principal Balance of the Mortgage Loan Package on the Cut-off Date at the weighted average Mortgage Loan Remittance Rate from the related Cut-off Date to the day prior to the related Closing Date, inclusive. Such payment shall be made to the account designated by the Company by wire transfer to immediately available funds by 3:00 p.m. New York City time on the related Closing Date. The final Purchase Amount shall be set forth on the related Purchase Confirmation.

The Purchaser shall be entitled to (i) all scheduled principal due after the related Cut-off Date, (ii) all other recoveries of principal collected after the related Cut-off Date (provided, however, that all scheduled payments of principal due on or before the related Cut-off Date and collected by the Company or any successor servicer after the related Cut-off Date shall belong to the Company), (iii) all payments of interest on the Mortgage Loans at the Mortgage Loan Remittance Rate (minus that portion of any such payment which is allocable to the period prior to the related Cut-off Date) and (iv) all Prepayment Premiums. Scheduled Monthly Payments prepaid for a Due Date beyond the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date. Such prepaid amounts (minus interest at the Servicing Fee Rate) shall be the property of the Purchaser. The Company shall deposit any such prepaid amounts into the Custodial Account for the benefit of the Purchaser.

(c) Possession of Mortgage Files; Maintenance of Servicing Files. The contents of each Servicing File are and shall be held in trust by the Company for the benefit of the Purchaser as the owner thereof. The Company shall take all necessary steps to ensure that the documents required to be included in the Servicing File are complete and shall maintain the Servicing File as required by this Agreement, Accepted Servicing Practices and applicable law. Possession of each Servicing File by the Company is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only. Upon the sale of the Mortgage Loans, the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File and Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall vest immediately in the Purchaser and shall be retained and maintained by the Company, in trust, at the will of the Purchaser and only in such custodial capacity. The Company shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Company’s servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant to Section 3.4 or 6.2.

SECTION 2.2 Books and Records; Transfers of Mortgage Loans.

From and after the sale of the Mortgage Loans to the Purchaser, all rights arising out of the Mortgage Loans, including, but not limited to, all funds received on or in connection with the Mortgage Loans, shall be received and held by the Company in trust for the benefit of the Purchaser as owner of the Mortgage Loans, and the Company, if applicable, shall retain record title to the related Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

The sale of each Mortgage Loan shall be reflected on the Company’s balance sheet and other financial statements, tax returns and business records as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, if applicable, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae or Freddie Mac and periodic inspection reports as required by Section 4.14. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Company complies with the requirements of Fannie Mae or Freddie Mac, if applicable.

The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by the Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

The Purchaser also shall advise the Company of the transfer of any Mortgage Loan. Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such transferee, and shall release the Purchaser (or prior transferee) from its obligations hereunder with respect to the Mortgage Loans sold or transferred. If the Company receives written notification of a transfer less than five Business Days before a Determination Date, the Company’s duties to remit and report as required by Article V shall begin with the calendar month following such Determination Date.

SECTION 2.3 Custodial Agreement; Delivery of Documents.

(a) The Company will, with respect to each Mortgage Loan, deliver and release the Mortgage Loan Documents to the Custodian at least five Business Days prior to the related Closing Date. The Custodian shall be required to certify its receipt of the Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement prior to the related Closing Date, as evidenced by the initial certification of the Custodian in the form annexed to the Custodial Agreement. The Purchaser shall be responsible for the initial and on-going fees and expenses of the Custodian. The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.1 or 6.1 within one week of their execution, provided, however, that the Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within ten days of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 60 days of its submission for recordation.

(b) The Company shall be responsible for recording the Assignments of Mortgage, if necessary, in accordance with Accepted Servicing Practices and this Agreement. All recording fees and other costs associated with the recording of Assignments of Mortgage and other relevant documents to the Purchaser or its designee will be borne by the Company.

In connection with the assignment of any MERS Designated Mortgage Loan, the Company agrees that on or prior to each Closing Date it will cause, at its own expense, the MERS System to indicate that the related Mortgage Loans have been assigned by the Company to the Purchaser in accordance with this Agreement by entering in the MERS System the information required by the MERS System to identify the Purchaser as owner of such Mortgage Loans. The Company further agrees that it will not alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased or transferred in accordance with the terms of this Agreement.

For Mortgage Loans not registered under the MERS System, if the Purchaser requests that the related Assignments of Mortgage be recorded, the Company shall cause such Assignments of Mortgage which were delivered in blank to be completed and to be recorded. The Company shall be required to deliver such Assignments of Mortgage for recording within 30 days of the date on which the Company is notified that recording will be required pursuant to this Section 2.3. The Company shall furnish the Custodian with a copy of each Assignment of Mortgage submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Company shall promptly have a substitute Assignment of Mortgage prepared or have such defect cured, as the case may be, and thereafter cause such Assignment of Mortgage to be duly recorded.

(c) Except as otherwise provided in this Section 2.3 and in Section 3.4, upon discovery or receipt of notice of any materially defective document required to be included in a Mortgage File, or that a document required to be in a Mortgage File is missing, the Company shall have 90 days to cure such defect or deliver such missing document to the Custodian. Any document required to be included in a Mortgage File that is not executed as required or does not strictly comply with all legal requirements shall be deemed to be materially defective. If the Company does not cure such defect or deliver such missing document within such time period, the Company shall either repurchase or substitute for such Mortgage Loan in accordance with Section 3.4.

If the original or a copy certified by the appropriate recording office of any document submitted for recordation to the appropriate public recording office is not so delivered to the Custodian with 150 days following the related Closing Date, and if the Company does not cure such failure within 30 days after receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Company at a price and in the manner specified in Section 3.4.

In the event the public recording office is delayed in returning any original document, the Company shall deliver to the Custodian within 180 days of its submission for recordation, a copy of such document and an Officer’s Certificate, which shall (i) identify the recorded document; (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company will be required to deliver the document to the Custodian by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld. However, if the Company cannot deliver such original or clerk-certified copy of any document submitted for recordation to the appropriate public recording office within the specified time for any reason, within 30 days after receipt of written notification of such failure from the Purchaser, the Company shall repurchase the related Mortgage Loan at the price and in the manner specified in Section 3.4.

(d) In addition to any rights granted to the Purchaser hereunder to underwrite the Mortgage Loans and review the Mortgage Loan Documents prior to the Closing Date, the Purchaser shall be entitled to conduct a due diligence review of the Mortgage Files in accordance with the timetable and any additional terms and conditions set forth in the Trade Confirmation. Such underwriting by the Purchaser or its designee shall not impair or diminish the rights of the Purchaser or any of its successors under this Agreement with respect to a breach of the representations and warranties contained in this Agreement. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s or any of its successors’ rights to demand repurchase or other relief or remedy provided for in this Agreement.

SECTION 2.4 Quality Control Procedures.

The Company shall have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall include evaluating and monitoring the overall quality of the Company’s loan production and the servicing activities of the Company in accordance with industry standards. The Company shall make available upon request of the Purchaser information regarding its quality control program.

SECTION 2.5 Closing.

(a) The closing for the purchase and sale of each Mortgage Loan Package shall take place on the respective Closing Date. The Closing shall be either (i) by telephone, confirmed by letter or wire as the parties shall agree, or (ii) conducted in person, at such place as the parties may agree.

(b) The closing for each Mortgage Loan Package shall be subject to the satisfaction of each of the following conditions:

(i) the Company shall have delivered to the Purchaser the related Mortgage Loan Schedule and an electronic data file containing information on a loan-level basis;

(ii) all of the representations and warranties of the Company under this Agreement shall be true and correct as of the related Closing Date (or, with respect to Section 3.2, such other date specified therein) in all material respects and no default shall have occurred hereunder which, with notice or the passage of time or both, would constitute an Servicer Event of Default hereunder;

(iii) the Purchaser and its counsel shall have received an opinion from the Company’s counsel, substantially in the form of Exhibit F attached hereto (with respect to the initial closing only);

(iv) the Purchaser shall have received from the Custodian an initial certification with respect to its receipt of the Mortgage Loan Documents for the related Mortgage Loans;

(v) the Purchaser shall have received originals of the related Purchase Confirmation and, the related Trade Confirmation, in each case executed on behalf of the Company;

(vi) the Purchaser shall have received a certification or other evidence satisfactory to the Purchaser of the release of any liens, pledge or security interest on the Mortgage Loans; and

(vii) all other terms and conditions of this Agreement, the related Purchase Confirmation and the related Trade Confirmation to be satisfied by the Company shall have been complied with in all material respects.

Upon satisfaction of the foregoing conditions, the Purchaser shall pay to the Company on such Closing Date the Purchase Amount for the related Mortgage Loan Package, pursuant to Section 2.1 of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

SECTION 3.1 Company Representations and Warranties.

The Company hereby represents and warrants to the Purchaser that, as of the related Closing Date:

(a) Due Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of [                    ] and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Company has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company; and all requisite corporate action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

(b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, which is in the business of selling and servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c) No Conflicts. Neither the execution and delivery of this Agreement, the origination or acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(d) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date;

(e) Ability to Service. The Company is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Company is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act and is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(f) Reasonable Servicing Fee; Fair Consideration. The Company acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement. The consideration received by the Company upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans;

(g) Ability to Perform; Solvency. The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company’s creditors;

(h) Selection Process. The Mortgage Loans will be selected on such Closing Date from among the outstanding fixed and adjustable rate one- to four-family mortgage loans in the Company’s portfolio at such Closing Date as to which the representations and warranties set forth in Section 3.2 could be made and such selection will not be made in a manner so as to affect adversely the interests of the Purchaser;

(i) No Untrue Information. None of this Agreement, the information set forth in the Mortgage Loan Schedule attached to the related Purchase Confirmation and the information contained in the related electronic data file delivered to the Purchaser by the Company, nor any statement, report or other document furnished or to be furnished by or on behalf of the Company pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading;

(j) Sale Treatment. The Company has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

(k) No Material Change. There has been no material adverse change in the business, operations, financial condition or assets of the Company since the date of the Company’s most recent financial statements;

(l) No Brokers’ Fees. The Company has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage Loans;

(m) Securities Law Compliance. Neither the Company nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loans, any interest in any Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of any Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans;

(n) MERS. The Company is in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Designated Mortgage Loans. On or within two Business Days following the related Closing Date, the Company will provide the Custodian and the Purchaser with a MERS Report reflecting the Purchaser as the Investor on the MERS System with respect to each MERS Designated Mortgage Loan and no Person as Interim Funder for each MERS Designated Mortgage Loan;

(o) Financial Statements. The Company has delivered to the Purchaser financial statements as requested by the Purchaser. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Company and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement; and

(p) No Litigation Pending. There is no action, suit, proceeding or investigation pending or to its knowledge threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement.

SECTION 3.2 Representations and Warranties Regarding Individual Mortgage Loans.

As to each Mortgage Loan, the Company hereby represents and warrants to the Purchaser that as of the related Closing Date (or such other date as specifically referenced below):

(a) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule annexed to the related Purchase Confirmation and the information contained on the related electronic data file delivered to the Purchaser is complete, true and correct;

(b) Delivery of Mortgage Files. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents in the Mortgage File required to be delivered with respect to each Mortgage Loan to the Custodian, has been or shall be delivered to the Custodian all in compliance with the specific requirements of the Custodial Agreement. The Company is in possession of a complete Mortgage File for each Mortgage Loan in compliance with Exhibit A, except for such documents the originals of which have been delivered to the Custodian, and all documents required to be included in the Mortgage File shall be complete, executed as required and in compliance with applicable law. With respect to each Mortgage Loan for which a lost note affidavit has been delivered to the Custodian in place of the original Mortgage Note, the related Mortgage Note is no longer in existence, and, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan or of the related Mortgage by or on behalf of the Purchaser will not be affected by the absence of the original Mortgage Note;

(c) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties;

(d) Customary Provisions. The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;

(e) The Mortgagor. The Mortgagor is one or more natural persons and/or an Illinois land trust or a “living trust” and such “living trust” is in compliance with Fannie Mae or Freddie Mac guidelines. In the event the Mortgagor is a trust, the trustee of such trust is a natural person and is an obligor under the Mortgage Note in his or her individual capacity;

(f) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interests of the Purchaser and maintain the lien priority of the Mortgage and which has been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected on the related Mortgage Loan Schedule;

(g) No Defenses. The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

(i) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Mortgagee to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(j) Due on Sale. The Mortgage contains an enforceable provision, to the extent not prohibited by applicable law as of the date of such Mortgage, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

(k) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a contiguous parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a townhouse, provided, however, that any condominium project or planned unit development shall conform with the applicable Fannie Mae or Freddie Mac requirements regarding such dwellings, and no residence or dwelling is a mobile home or a cooperative unit. As of the respective appraisal date for each Mortgaged Property, no portion of the Mortgaged Property was being used for commercial or mixed-use purposes and, to the Company’s knowledge, since the date of such Appraisal, no portion of the Mortgaged Property has been used for commercial purposes. No Mortgage Loan finances builder inventory. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets Fannie Mae or Freddie Mac eligibility requirements or is located in a condominium or planned unit development project which has received Fannie Mae or Freddie Mac project approval and the representations and warranties required by Fannie Mae or Freddie Mac with respect to such condominium or planned unit development have been made and remain true and correct in all respects. If the Mortgaged Property is next to another Mortgaged Property, such “row houses” do not, in the aggregate for all the Mortgage Loans in the Mortgage Loan Package, represent more than 1.0% of the aggregate principal balance of such Mortgage Loans;

(l) Valid [First] Lien. The Mortgage is a valid, subsisting and enforceable [first] lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

(i) the lien of current real property taxes and assessments not yet due and payable;

(ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the Originator of the Mortgage Loan and (i) referred to or otherwise considered in the Appraisal made for the Originator of the Mortgage Loan and (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such Appraisal; and

(iii) other matters to which like properties are commonly subject which do not individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(m) No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(n) Title Insurance. The Mortgage Loan is covered by an ALTA lender’s title insurance policy acceptable to Fannie Mae or Freddie Mac or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the [first] priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in Section 3.2(l), and with respect to Adjustable Rate Mortgage Loans against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Rate and Scheduled Monthly Payment. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of such lender’s title insurance policy. The Company, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in full force and effect upon the consummation of the purchase of the Mortgage Loans as contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy. In connection with the issuance of such lender’s title insurance policy, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

(o) Location of Improvements; No Encroachments. Except as insured against by the title insurance policy referenced in Section 3.2(n) above, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(p) Occupancy of the Mortgaged Property. As of the date of origination, the Mortgaged Property was lawfully occupied under applicable law and to the best of the Company’s knowledge, the Mortgaged Property is lawfully occupied as of the Closing Date;

(q) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in Section 3.2(l) above;

(r) No Condemnation. There is no proceeding pending or to the best of the Company’s knowledge threatened for the total or partial condemnation of the related Mortgaged Property;

(s) Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor, and there is no requirement for future advances thereunder. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(t) Consolidation of Future Advances. Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having [first] lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae or Freddie Mac; the consolidated principal amount does not exceed the original principal amount of the Mortgage Loan; the Company shall not make future advances after the related Cut-off Date;

(u) Underwriting. Each Mortgage Loan was underwritten in accordance with the Underwriting Guidelines, which Underwriting Guidelines satisfy the standards of prudent non-prime Mortgage Lenders in the secondary market; the Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae; and each Mortgage Loan complies with Fannie Mae’s anti-predatory lending eligibility for purchase requirements;

(v) Origination/Doing Business. The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution that is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, Purchaser, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state;

(w) No Fraud. No fraud, error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Company or the Mortgagor, any appraiser, any builder, or any developer, or any other party involved in the solicitation or origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan or in connection with the sale of such Mortgage Loan to the Purchaser, and there are no circumstances existing with respect to the Mortgage Loan which would permit the primary mortgage guaranty insurer to deny coverage under any insurance policy;

(x) Compliance with Applicable Laws. All requirements of any federal, state or local law including, without limitation, all applicable predatory and abusive lending, usury, truth-in-lending, real estate settlement procedures, consumer credit protection (including Uniform Consumer Credit Code laws), fair credit reporting, unfair collection practices, equal credit opportunity or fair housing and disclosure laws applicable to the solicitation, origination, servicing and collection of the Mortgage Loan have been complied with, the Mortgagor received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and, if the Mortgage Loan is a refinanced Mortgage Loan, rescission materials required by applicable laws, and the Company shall maintain in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(y) Payments Current. All payments required to be made prior to the related Cut-off Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment under any Mortgage Loan has been 30 days or more delinquent during the twelve months prior to the related Closing Date;

(z) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Company nor its predecessors have waived any default, breach, violation or event of acceleration;

(aa) No Outstanding Charges. All taxes, governmental assessments, insurance premiums, leasehold payments, ground rents, water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Company has not advanced funds, or induced, or solicited directly or indirectly, the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(bb) Payment Terms. Principal payments commenced no more than 60 days after the funds were disbursed to the Mortgagor in connection with the Mortgage Loan. The Mortgage Loans have an original term to maturity of not more than 30 years, with interest payable in arrears on the Due Date set forth on the related Mortgage Loan Schedule. As to each Adjustable Rate Mortgage Loan on each applicable Adjustment Date, the Mortgage Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125% indicated by the Mortgage Note; provided that the Mortgage Rate will not increase or decrease by more than the Periodic Interest Rate Cap on any Adjustment Date, and will in no event exceed the maximum Mortgage Rate or be lower than the minimum Mortgage Rate listed on the Mortgage Loan Schedule for such Mortgage Loan. As to each Adjustable Rate Mortgage Loan, each Mortgage Note requires a Scheduled Monthly Payment which is sufficient, during the period prior to the first adjustment to the Mortgage Rate, to fully amortize the outstanding principal balance as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Rate. As to each Adjustable Rate Mortgage Loan, if the related Mortgage Rate changes on an Adjustment Date, the then outstanding principal balance will be reamortized over the remaining life of such Mortgage Loan. No Mortgage Loan contains terms or provisions which would result in negative amortization;

(cc) Acceptable Investment. The Company has no knowledge of any circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

(dd) Ownership. The Company is the sole owner of record and holder of the Mortgage Loan and the related Mortgage Note and the Mortgage are not assigned or pledged, and the Company has good and marketable title thereto and has full right and authority to transfer and sell the Mortgage Loan to the Purchaser. The Company is transferring the Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, agreements with other parties to sell or otherwise transfer the Mortgage Loan, charges or security interests of any nature encumbering such Mortgage Loan;

(ee) Transfer of Mortgage Loans. With respect to each Mortgage that is not recorded in the name of MERS or its designee, the Assignment of Mortgage, upon the insertion of the name of the assignee and recording information, is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the related Mortgaged Property is located;

(ff) Servicing and Collection Practices; Escrow Deposits. The origination, servicing and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, any applicable laws, rules and regulations and in accordance with the terms of the Mortgage Note, Mortgage and other loan documents, whether such origination and servicing was done by the Company, its affiliates, or any third party which originated the Mortgage Loan on behalf of, or sold the Mortgage Loan to, any of them, or any servicing agent of any of the foregoing. The Company has reported the Mortgagor credit files, if any, to the three credit repositories in a timely manner. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. No escrow deposits or Escrow Payments or other charges or payments have been capitalized under the Mortgage Note;

(gg) The Appraisal. The Mortgage File contains an Appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser and the Appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(hh) LTV, PMI Policy. No Mortgage Loan has a LTV greater than 95%. If a Mortgage Loan had an original LTV of 80% or greater, and the Mortgage Loan Schedule reflects that the Mortgage Loan is covered by a PMI Policy, the excess over 78% is and will be insured as to payment defaults by a PMI Policy until terminated pursuant to the Homeowners Protection Act of 1998, 12 USC §4901, et seq. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. The insurer under such PMI Policy is a Qualified Insurer that has a claims paying ability acceptable to Fannie Mae or Freddie Mac. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. Any such premium is not payable from any portion of the Mortgage Rate;

(ii) Insurance. All buildings on the Mortgaged Property are insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to Accepted Servicing Practices and the requirements of Section 4.11, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project. If the improvements on the Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, then a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier and such policy conforms to the requirements of Fannie Mae or Freddie Mac. Such flood insurance policy is in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973, as amended. All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain a hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Each such insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the purchase of the Mortgage Loans as contemplated by this Agreement. The Company has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

(jj) No Impairment of Insurance Coverage. No action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Company or any designee of the Company or any corporation which the Company or any officer, director, or employee had a financial interest at the time of placement of such insurance;

(kk) Tax Service Contracts; Flood Certification Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Purchaser and its assigns;

(ll) Servicemembers Civil Relief Act. The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested by or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended, or any similar state laws;

(mm) Balloon Payments, Graduated Payments or Contingent Interests. With respect to any Mortgage Loan which is identified on the Mortgage Loan Schedule as a balloon mortgage loan (each, a “Balloon Mortgage Loan”), the Mortgage Note is payable in Scheduled Monthly Payments based on a thirty (30) year amortization schedule with a final Scheduled Monthly Payment substantially greater than the preceding Scheduled Monthly Payment which is sufficient to amortize the remaining principal balance of the Balloon Mortgage Loan and such final Scheduled Monthly Payment shall not be due prior to 180 months following the origination of the Balloon Mortgage Loan. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(nn) No Bankruptcy. No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated and, to the best of the Company’s knowledge, following the date of origination of the Mortgage Loan, the Mortgagor with respect to the Mortgage Loan was not a debtor in any state or federal bankruptcy or insolvency proceeding, and the Mortgaged Property has not been subject to any bankruptcy or foreclosure proceedings;

(oo) No Construction Loans. No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property other than a construction-to-permanent loan which has converted to a permanent Mortgage Loan;

(pp) No Buydowns. No Mortgage Loan contains provisions pursuant to which Scheduled Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Company, the Mortgagor or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a “buydown” provision;

(qq) Interest Calculation. Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Mortgage Loan provides for interest payable on a simple interest basis;

(rr) No Violation of Environmental Laws. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged Property of which the Company is aware in which compliance with any environmental law, rule or regulation is an issue; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

(ss) Conversion to Fixed Interest Rate. No Adjustable Rate Mortgage Loan contains a provision permitting or requiring conversion to a fixed interest rate Mortgage Loan;

(tt) Qualified Mortgages. Each Mortgage Loan is a “qualified mortgage” within Section 860G(a)(3) of the Code;

(uu) Adjustments. All of the terms of the related Mortgage Note pertaining to interest adjustments, payment adjustments and adjustments of the outstanding principal balance, if any, are enforceable and such adjustments on such Mortgage Loan have been made properly and in accordance with the provisions of such Mortgage Loan;

(vv) Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, (i) the lessor under the lease holds a fee simple interest in the land; (ii) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s content and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (iii) the terms of the such lease do not (A) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (B) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (C) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property, (D) permit any increase in the rent other than pre-established increases set forth in the lease, (E) the original term of such lease is not less than the term of the related Mortgage, (F) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note, and (G) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

(ww) Prepayment Premiums. All information on the Mortgage Loan Schedule and electronic data file delivered to the Purchaser regarding the Prepayment Premium is complete and accurate in all material respects and each Prepayment Premium is permissible and enforceable in accordance with its terms under applicable law. Prepayment Premiums on the Mortgage Loans are applicable to prepayments resulting from both refinancings and sales of the related Mortgaged Properties and the terms of such Prepayment Premiums do not provide for a waiver or release (i.e., “holidays”) during the term of the Prepayment Premium;

(xx) Compliance with Anti-Money Laundering Laws. The Company has complied with all applicable and anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); the Company has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations;

(yy) No Subservicing Termination Fees. Each subservicing agreement with a subservicer of the Mortgage Loan, if any, provides for the termination of the subservicing rights relating to the Mortgage Loan on the related servicing transfer date, without the payment of any termination fee or other expense;

(zz) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Company to the Purchaser, the Company has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage Loan. The Company shall hold the Purchaser harmless from any and all damages, losses, costs and expenses (including attorney’s fees) arising from disclosure of credit information in connection with the Purchaser’s secondary marketing operations and the purchase and sale of Mortgage Loans or servicing rights thereto; and

(aaa) Mortgaged Property Undamaged. The Mortgaged Property is in good repair and undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

(bbb) Anti-Predatory Lending Representations and Warranties. The Company hereby represents and warrants with respect to the Mortgage Loans that as of the Settlement Date and each Additional Loan Transfer Date or as of such date specifically provided herein:

(i) Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide;

(ii) No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994 (“HOEPA”);

(iii) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

(iv) No Mortgage Loan originated on or after March 7, 2003 is a “High Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”). No Mortgage Loan subject to the Georgia Act and secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

(v) No Mortgage Loan is a “High Cost Home Loan” as defined in New York Banking Law 6-1;

(vi) No Mortgage Loan is a “High-Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003);

(vii) No Mortgage Loan is a “High-Cost Home Loan” as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

(viii) No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.);

(ix) No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.);

(x) No Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

(xi) No Mortgage Loan is a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 6, 2004 (Mass. Ann. Laws Ch. 183C);

(xii) No Mortgage Loan is subject to Ordinance No. 12361 passed by the City of Oakland, California;

(xiii) Each Mortgage Loan originated in the state of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution (a “Texas Refinance Loan”) has been originated in compliance with the provisions of Article XVI, Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code;

(xiv) No Mortgage Loan is a “High Cost Loan” or “Covered Loan” as defined in the S&P LEVELS Glossary;

(xv) the Company has implemented and conducted compliance procedures to determine if each Mortgage Loan is “high-cost” home loan under the applicable laws and performed a review of the disclosure provided to the related Mortgagor in accordance with such laws and the related Mortgage Note in order to determine that such Mortgage Loan, if subject to any such law, does not violate any such law;

(xvi) No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s Originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify, taking into account credit history and debt-to-income ratios, for a lower-cost credit product then offered by the Originator or an affiliate of the Originator. If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by the Originator or any mortgage lending affiliate of the Originator, the Originator referred the Mortgagor’s application to such affiliate for underwriting consideration;

(xvii) The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the Mortgagor’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination, the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan;

(xviii) With respect to any Mortgage Loan that contains a provision permitting imposition of a Prepayment Premium: (i) prior to the Mortgage Loan’s origination, the Mortgagor agreed to such Prepayment Premium in exchange for a monetary benefit, including, but not limited to, a rate or fee reduction, (ii) prior to the Mortgage Loan’s origination, the Mortgagor was offered the choice of another mortgage product that did not require payment of such a premium, (iii) the Prepayment Premium is disclosed to the Mortgagor in the loan documents pursuant to applicable state and federal law, (iv) for Mortgage Loans originated on or after September 1, 2004, the duration of the prepayment period shall not exceed three years from the date of the note, unless the Mortgage Loan was modified to reduce the prepayment period to no more than three years from the date of the note and the Mortgagor was notified in writing of such reduction in prepayment period, and (v) notwithstanding any state or federal law to the contrary, the Company shall not impose such Prepayment Premium in any instance when the mortgage debt is accelerated as the result of the Mortgagor’s default in making the Scheduled Monthly Payments;

(xix) No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

(xx) All points and fees related to each Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no Mortgagor was charged “points and fees” (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide;

(xxi) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan have been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation; and

(xxii) The Company will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, the Company agrees it shall report one of the following statuses each month as follows: new origination; current; delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

(xxiii) The Company for each Mortgage Loan underlying the Security has fully furnished and will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

(xxiv) With respect to any Mortgage Loan, the Company represents, warrants and covenants that the related Mortgage or the related Note contains a mandatory arbitration clause (that is, a clause that requires the Borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction), but also contains a “waiver provision” that states that, in the event of a transfer or sale of the Mortgage Loan or an interest in the Mortgage Loan to Freddie Mac:

(A) the mandatory arbitration clause immediately becomes null and void and cannot be reinstated;

(B) neither the Company nor any servicer shall require that the Borrower submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;

(C) the Company will provide the Borrower with written notice of the waiver provision within 60 days of the issuance of the security, which notice will contain substantially the following language in bold, capital letters, in clear and conspicuous type-face:

PURSUANT TO YOUR LOAN DOCUMENTS, WE ARE HEREBY NOTIFYING YOU THAT AN INTEREST IN YOUR LOAN HAS BEEN SOLD TO FREDDIE MAC AND THEREFORE THE MANDATORY ARBITRATION CLAUSE OF YOUR LOAN, REQUIRING THAT YOU SUBMIT TO ARBITRATION TO RESOLVE ANY DISPUTE ARISING OUT OF OR RELATING IN ANY WAY TO YOUR LOAN, IS IMMEDIATELY NULL AND VOID. YOU ARE FREE TO CHOOSE TO EXERCISE ANY OF YOUR RIGHTS OR ENFORCE ANY REMEDIES UNDER YOUR LOAN THROUGH THE COURT SYSTEM.

(xxv) The original principal balance of each Mortgage Loan underlying the security is within Freddie Mac’s dollar amount limits for conforming one- to four-family Mortgage Loans. The current limits (effective through [ - ]) are as follows:

Number of Units	Maximum Original Mortgage Loan Amount of First Mortgage
	Continental United States or Puerto Rico			Alaska, Guam, Hawaii or Virgin Islands
1	$	[ -	]	$	[ -	]
2	$	[ -	]	$	[ -	]
3	$	[ -	]	$	[ -	]
4	$	[ -	]	$	[ -	]

SECTION 3.3 Gramm Leach Bliley Act.

The Company shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder, relating to the Mortgage Loans and the related Mortgagors and shall provide all required notices thereunder.

SECTION 3.4 Repurchase.

(a) It is understood and agreed that the representations and warranties set forth in Sections 3.1 and 3.2 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser and any Successor Servicer hereunder, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of a Mortgage Loan or the interest of the Purchaser (or that materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other. Any such breach that causes a Mortgage Loan not be a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Purchaser. In addition, for purposes of this Section 3.4, any document required to be included in a Mortgage File that is not executed as required or does not strictly comply with all legal requirements shall be deemed to materially and adversely affect the interests of the Purchaser.

Within 90 days of the earlier of either discovery by or notice to the Company of a breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the interest of the Purchaser therein, the Company shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Company shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Amount. In the event that a breach shall involve any representation or warranty set forth in Section 3.1, and such breach cannot be cured within 90 days of the earlier of either discovery by or notice to the Company of such breach and such breach affects the value of the Mortgage Loans or the Purchaser’s interests therein, then, all of the Mortgage Loans shall, at the Purchaser’s option, be repurchased by the Company at the Repurchase Amount.

(b) If the breach shall involve a representation or warranty set forth in Section 3.2 and the Company discovers or receives notice of any such breach within 90 days of the Closing Date, the Company shall, if the breach cannot be cured, at the Purchaser’s option and provided that the Company has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a “Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the Closing Date. [[Notwithstanding any of the foregoing, if a breach would cause the Mortgage Loan to be other than a “qualified mortgage,” as defined in Section 860(G)(a)(3) of the Code, any such repurchase or substitution must occur within 60 days from the date the breach or defective document was discovered unless such breach is cured during such period.]] Notwithstanding anything to the contrary herein, within 90 days of the earlier of either discovery by or notice to the Company of any breach of the representations or warranties set forth in clauses (tt), (ww) and (bbb) of Section 3.2, the Company shall repurchase such Mortgage Loan at the Repurchase Amount. If the Company has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan within 90 days after the written notice of the breach.

(c) Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.4 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Amount for distribution to the Purchaser on the next scheduled Servicer Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

(d) At the time of repurchase or substitution, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the Company of the related Mortgage File previously delivered by the Company to the Purchaser or its designee. In the event of a repurchase or substitution, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Company shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in Sections 3.1 and 3.2 except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Company shall effect such substitution by delivering to the Custodian for such Qualified Substitute Mortgage Loan the documents required by Section 2.3, with the Mortgage Note endorsed as required by Section 2.3. No substitution will be made in any calendar month after the Determination Date for such month. The Company shall deposit in the Custodial Account the Scheduled Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Scheduled Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Company. With respect to any Deleted Mortgage Loan, distributions to the Purchaser shall include the Scheduled Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

For any month in which the Company substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Scheduled Principal Balance of all such Deleted Mortgage Loans (after application of the principal portion of the Scheduled Monthly Payments due in the month of substitution) (the “Substitution Adjustment Amount”) shall be deposited into the Custodial Account by the Company on or before the Servicer Remittance Date in the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder.

(e) In addition to such repurchase or substitution obligation, the Company shall indemnify the Purchaser and any Successor Servicer and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the representations and warranties of the Company contained in this Agreement or any agreement entered into in connection with a reconstitution transaction pursuant to Section 9.1. It is understood and agreed that the obligations of the Company set forth in this Section 3.4 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser and Successor Servicer as provided in this Section 3.4 constitute the sole remedies of the Purchaser and Successor Servicer respecting a breach of the foregoing representations and warranties. For purposes of this paragraph, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement and “Successor Servicer” shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were “Successor Servicers” under this Agreement.

(f) Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Sections 3.1 and 3.2 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Company to the Purchaser, (ii) failure by the Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

SECTION 3.5 Payment Default; Exercise of Rescission Right.

If the related Mortgagor is 30 days or more delinquent with respect to the Mortgage Loan’s first Scheduled Monthly Payment after the related Closing Date or a debtor in any state or federal bankruptcy or insolvency proceeding filed within 90 days following the Cut-off Date, the Company, at the Purchaser’s option, shall repurchase such Mortgage Loan from the Purchaser within 45 days of the Due Date relating to such Scheduled Monthly Payment at the Repurchase Amount. In the event a Mortgagor exercises any right of rescission it may have with respect to the related Mortgage Loan that arises as a result of an act or omission prior to the related Closing Date, the Company shall repurchase such Mortgage Loan at the related Repurchase Amount within 30 days of receiving notice of such Mortgagor’s intention to rescind the Mortgage Loan.

SECTION 3.6 Premium Recapture.

If any Mortgage Loan prepays in full within the first 12 months following the related Closing Date, then the Company shall pay to the Purchaser any Prepayment Premium due under the terms of the related Mortgage Note, if any and an amount equal to (a) the positive difference, if any, between the Purchase Price minus 100% multiplied by the then-current Scheduled Principal Balance of the Mortgage Loan, less (b) any Prepayment Premium.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

SECTION 4.1 Company to Act as Servicer.

(a) The Company, as an independent contractor, shall service and administer the Mortgage Loans on behalf of the Purchaser and shall have full power and authority, acting alone or through Subservicers, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices. In servicing and administering the Mortgage Loans, the Company shall employ procedures (including collection procedures) consistent with Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser’s reliance on the Company.

(b) Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser. Nothwithstanding the foregoing, unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, imminent, the Company shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of principal or change the final maturity date on such Mortgage Loan. The Company shall request written consent from the Purchaser to permit such a modification and the Purchaser shall provide written consent or notify the Company of its objection to such modification within five Business Days after its receipt of the Company’s request. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Servicer Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 5.3, the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 5.3. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

(c) The Company may arrange for the subservicing of any Mortgage Loan it services by a Subservicer pursuant to a Subservicing Agreement; provided, however, that such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loan in a manner consistent with the servicing arrangements contemplated hereunder. The Company shall be solely liable for all fees owed to the Subservicer under the Subservicing Agreement, regardless whether the Company’s compensation hereunder is adequate to pay such fees. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Company and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Company shall remain obligated and liable to the Purchaser for the servicing and administration of the Mortgage Loans it services in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Company alone were servicing and administering those Mortgage Loans. All actions of each Subservicer performed pursuant to the related Subservicing Agreement shall be performed as agent of the Company with the same force and effect as if performed directly by the Company. For purposes of this Agreement, the Company shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans it services that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Company. Any Subservicing Agreement entered into by the Company shall provide that it may be assumed or terminated by the Purchaser, if the Purchaser has assumed the duties of the Company, or by any successor servicer, at the Purchaser’s or successor servicer’s option, as applicable, without cost or obligation to the assuming or terminating party or its assigns. Any Subservicing Agreement, and any other transactions or services relating to the Mortgage Loans involving a Subservicer, shall be deemed to be between the Company and such Subservicer alone, and the Purchaser shall not be deemed a party thereto and shall have no claims or rights of action against, rights, obligations, duties or liabilities to or with respect to the Subservicer or its officers, directors or employees, except as set forth in Section 4.1(b).

SECTION 4.2 Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.1 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (a) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (b) shall be consistent with Accepted Servicing Practices, (c) the Company shall determine prudently to be in the best interest of Purchaser, and (d) is consistent with any related PMI Policy or PPMI Policy. Foreclosure or comparable proceedings shall be initiated within 120 days of default for Mortgaged Properties for which no satisfactory arrangements can be made for collection of delinquent payments unless prevented by statutory limitations or states whose bankruptcy laws prohibit such actions within such timeframe. The Company shall use its best efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. In such connection, the Company shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (x) that such preservation, restoration and/or foreclosure will increase the net proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement for such expenses and (y) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.6) or through Insurance Proceeds (respecting which it shall have similar priority).

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the Purchaser. Upon completion of the inspection or review, the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Company to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds and/or Insurance Proceeds, or if the Liquidation Proceeds and/or Insurance Proceeds are insufficient to fully reimburse the Company, the Company shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.6 hereof. In the event the Purchaser directs the Company not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 4.6 hereof.

SECTION 4.3 Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full or the Mortgage Loans have been fully liquidated (with respect to Mortgage Loans that remain subject to this Agreement pursuant to Section 9.1 herein), in accordance with this Agreement and Accepted Servicing Practices, the Company shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall ascertain and estimate Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Consistent with the foregoing, the Company may in its discretion (a) waive any late payment charge with respect to a Mortgage Loan it services and (b) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the Company cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the related Cut-off Date. In the event of any such arrangement, the Company shall make Monthly Advances on the related Mortgage Loan in accordance with the provisions of Section 5.3 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements.

SECTION 4.4 Establishment of and Deposits to Custodial Account.

(a) The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “[                    ], in trust for [FBR Acquisition Company], and/or subsequent purchasers of Mortgage Loans, and various Mortgagors - Custodial Account.” The Custodial Account shall be established as an Eligible Account. Upon request of the Purchaser and within 10 days thereof, the Company shall provide the Purchaser with written confirmation of the existence of such Custodial Account. Any funds deposited in the Custodial Account shall at all times be insured to the fullest extent allowed by applicable law. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.6.

(b) The Company shall deposit in the Custodial Account within two Business Days of Company’s receipt, and retain therein, the following collections received by the Company and payments made by the Company after the related Cut-off Date, other than payments of principal and interest due on or before the related Cut-off Date, or received by the Company prior to the related Cut-off Date but allocable to a period subsequent thereto:

(i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments (including Prepayment Premiums paid by the Mortgagor or the Company pursuant to Section 4.22 of this Agreement);

(ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii) all Liquidation Proceeds;

(iv) all Insurance Proceeds, including amounts required to be deposited pursuant to Section 4.11 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.15), Section 4.12 and Section 4.16;

(v) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.15;

(vi) any amounts required to be deposited in the Custodial Account pursuant to Section 4.1, 5.3, 6.1 or 6.2;

(vii) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.4 and all amounts required to be deposited by the Company in connection with a shortfall in principal amount of any Qualified Substitute Mortgage Loan pursuant to Section 3.4;

(viii) with respect to each Principal Prepayment and the Prepayment Interest Shortfall, the Compensating Interest Payment (to be paid by the Company out of its own funds); provided, however, that in no event shall the aggregate of deposits made by the Company pursuant to this clause (viii) exceed the aggregate amount of the Servicing Fee for the related calendar month;

(ix) any amounts required to be deposited by the Company pursuant to Section 4.12 in connection with the deductible clause in any blanket hazard insurance policy; and

(x) any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.17.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, insufficient funds charges and other ancillary income (other than Prepayment Premiums), to the extent permitted by Section 6.1, need not be deposited by the Company into the Custodial Account. Unless otherwise stated in the Trade Confirmation, any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.6. The Company shall maintain adequate records with respect to all withdrawals made pursuant to this Section 4.4. All funds required to be deposited in the Custodial Account shall be held in trust for the Purchaser until withdrawn in accordance with Section 4.6.

SECTION 4.5 Investment of Funds in the Custodial Account.

The depository institution at which the Custodial Account has been established may at the direction of the Company, invest the funds in the Custodial Account only in Eligible Investments, which shall mature not later than the Business Day prior to the Servicer Remittance Date next following the date of such investment. Unless otherwise stated in the Trade Confirmation, all income and gain realized from any such investment shall be for the benefit of the Company and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the Company out of its own funds immediately as such losses are realized.

SECTION 4.6 Permitted Withdrawals From Custodial Account.

The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(a) to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.1;

(b) to reimburse itself for Monthly Advances of the Company’s funds made pursuant to Section 5.3, the Company’s right to reimburse itself pursuant to this subclause (b) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Company’s right thereto shall be prior to the rights of Purchaser, except that, where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.4 or 6.2, the Company’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Amount pursuant to such Sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(c) to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Company’s right to reimburse itself pursuant to this subclause (c) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Company’s right thereto shall be prior to the rights of Purchaser, except that where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.4 or 6.2, in which case the Company’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Amount pursuant to such Sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(d) to pay itself as part of its servicing compensation interest on funds deposited in the Custodial Account if such interest amount was previously credited;

(e) to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 8.1;

(f) to pay any amount required to be paid pursuant to Section 4.17 related to any REO Property, it being understood that, in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

(g) to reimburse itself for any Servicing Advances or REO expenses after liquidation of the Mortgaged Property not otherwise reimbursed above;

(h) to pay the premiums with respect to any PPMI Policy;

(i) to remove funds inadvertently placed in the Custodial Account by the Company;

(j) to clear and terminate the Custodial Account upon the termination of this Agreement;

(k) to transfer funds to another Eligible Account; and

(l) to invest funds only in Eligible Investments.

In the event that the Custodial Account is interest bearing, on each Servicer Remittance Date, the Company shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.1, the Company is not obligated to remit on such Servicer Remittance Date. The Company may use such withdrawn funds only for the purposes described in this Section 4.6. The Company shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account.

SECTION 4.7 Establishment of and Deposits to Escrow Account.

(a) The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “[                    ], in trust for [FBR Acquisition Company], and/or subsequent purchasers of Mortgage Loans, and various Mortgagors - Escrow.” The Escrow Accounts shall be established as an Eligible Account, in a manner which shall provide maximum available insurance thereunder. Upon request of the Purchaser and within ten days thereof, the Company shall provide the Purchaser with written confirmation of the existence of such Escrow Account. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.8.

(b) The Company shall deposit in the Escrow Account or Accounts within two (2) Business Days of Company’s receipt, and retain therein:

(i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.8. Unless otherwise stated in the Trade Confirmation, the Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

SECTION 4.8 Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Company only:

(a) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(b) to reimburse the Company for any Servicing Advances made by the Company pursuant to Section 4.9 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(c) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(d) for transfer to the Custodial Account for application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(e) for application to the restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.15;

(f) to pay to the Company, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(g) to remove funds inadvertently placed in the Escrow Account by the Company; and

(h) to clear and terminate the Escrow Account on the termination of this Agreement.

SECTION 4.9 Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and the Company shall make advances from its own funds to effect such payments, which advances shall constitute Servicing Advances hereunder; provided that the Company shall be required to so advance only to the extent that the Company, in its good faith judgment, believes the Servicing Advance to be recoverable from Insurance Proceeds or Liquidation Proceeds or otherwise. To the extent that a Mortgage does not provide for Escrow Payments, the Company shall use its reasonable efforts in accordance with Accepted Servicing Practices to determine whether any such payments are made by the Mortgagor at the time they first become due. The Company shall make advances from its own funds to effect such delinquent payments within such time period as will avoid the loss of the related Mortgaged Property by foreclosure of a tax or other lien. The costs incurred by the Company, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not be added to the Scheduled Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

SECTION 4.10 Transfer of Accounts.

The Company may transfer the Custodial Account or the Escrow Account to a different Eligible Account from time to time; provided that the Company shall give notice to the Purchaser of any proposed change of the location of either Account not later than ten Business Days prior to any change thereof.

SECTION 4.11 Maintenance of Hazard Insurance.

The Company shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary or required by law in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (a) 100% of the maximum insurable value of the improvements securing such Mortgage Loan and (b) the greater of (i) the outstanding principal balance of the Mortgage Loan and (ii) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer. In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable to Fannie Mae or Freddie Mac, the Company shall notify the Purchaser and the related Mortgagor, and shall use its best efforts, as permitted by applicable law, to obtain from another qualified insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section 4.12 hereof.

If the related Mortgaged Property is located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Company will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable to Fannie Mae or Freddie Mac in an amount representing coverage equal to the lesser of (a) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (b) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Company determines in accordance with applicable law and pursuant to the FEMA Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Company shall notify the related Mortgagor to obtain such flood insurance coverage, and if the Mortgagor fails to obtain the required flood insurance coverage within 45 days after such notification, the Company shall immediately force place the required flood insurance on the Mortgagor’s behalf. Any out-of-pocket expenses or advance made by the Company on such force placed flood insurance coverage shall be deemed a Servicing Advance.

If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae or Freddie Mac requirements, and secure from the owner’s association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

In the event that the Purchaser or the Company shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Company shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

All policies required hereunder shall name the Company as loss payee and shall be endorsed with standard mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Company shall not interfere with the Mortgagor’s freedom of choice in selecting either an insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are acceptable to Fannie Mae or Freddie Mac and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Company shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

Pursuant to Section 4.4, any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Company’s normal servicing procedures as specified in Section 4.15) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.6.

SECTION 4.12 Maintenance of Blanket Hazard Insurance.

In the event that the Company shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy (a) names the Company as loss payee, (b) provides coverage in an amount equal to the amount required pursuant to Section 4.11 without coinsurance and (c) otherwise complies with Accepted Servicing Practices and all other requirements of Section 4.11, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.11. The Company shall prepare and make any claims on the blanket policy as deemed necessary by the Company in accordance with prudent servicing practices. Any amounts collected by the Company under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.6. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.11, and there shall have been a loss which would have been covered by such policy, the Company shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Company’s funds, without reimbursement therefor. Upon request of the Purchaser, the Company shall cause to be delivered to the Purchaser a certified true copy of any such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Purchaser.

SECTION 4.13 Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Company shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Company Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the

Mortgage Banker’s Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Company Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.13 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and Errors and Omissions Insurance Policy shall be at least equal to the amounts acceptable to Fannie Mae or Freddie Mac. Upon the request of the Purchaser, the Company shall cause to be delivered to the Purchaser a certificate of insurance for such Fidelity Bond and Errors and Omissions Insurance Policy and a statement from the surety and the insurer that such Fidelity Bond and Errors and Omissions Insurance Policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Purchaser.

SECTION 4.14 Inspections.

If any Mortgage Loan is more than 60 days delinquent, the Company immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Company shall keep a written report of each such inspection.

SECTION 4.15 Restoration of Mortgaged Property.

The Company need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. For claims greater than $15,000, at a minimum the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(a) the Company shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(b) the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(c) the Company shall verify that the Mortgage Loan is not in default; and

(d) pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

SECTION 4.16 Maintenance of PMI Policy; Claims.

With respect to each Mortgage Loan with an LTV in excess of 80%, the Company shall, without any cost to the Purchaser maintain in full force and effect a PMI Policy insuring the portion over 78% until terminated pursuant to the Homeowners Protection Act of 1998, 12 USC §4901, et seq. In the event that such PMI Policy shall be terminated other than as required by law, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy. If the insurer shall cease to be a Qualified Insurer, the Company shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason. If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Company will maintain or cause to be maintained in full force and effect any PPMI Policy issued by a mortgage insurer with respect to each Mortgage Loan for which such coverage is in existence or is obtained. The Purchaser shall notify the Company of any Mortgage Loan covered under an PPMI Policy. The Company shall not take any action which would result in noncoverage under any applicable PMI Policy or PPMI Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.1, the Company shall promptly notify the insurer under the related PMI Policy or PPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy or PPMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy or PPMI Policy. If such PMI Policy or PPMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement PMI Policy or PPMI Policy as provided above.

In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy or PPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or PPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or PPMI Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.4, any amounts collected by the Company under any PMI Policy or PPMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.6.

SECTION 4.17 Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Company from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

The Purchaser shall have the option to manage and operate the REO Property provided the Purchaser gives written notice of its intention to do so within 60 days after such REO Property is acquired in foreclosure or by deed in lieu of foreclosure and reimburses the Company for any unreimbursed Servicing Advances with respect to such REO Property incurred prior to transferring such management responsibilities to the Purchaser. The election by the Purchaser to manage the REO Property shall not constitute a termination of any rights of the Company pursuant to Section 11.2.

If the Purchaser does not elect to manage and operate the REO Property, the Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Company, either itself or through an agent selected by the Company, shall manage, conserve, protect and operate the REO Property consistent with Accepted Servicing Practices. The Company shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Company deems to be in the best interest of the Purchaser.

The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless (a) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (b) the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, (x) the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (y) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Company as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Company and Purchaser shall be entered into with respect to such purchase money mortgage.

The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Company shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to Section 5.3. On the Servicer Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received, the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

The Company shall withdraw from the Custodial Account funds necessary for the proper operation management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.11. The Company shall make monthly distributions on each Servicer Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 4.17 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

SECTION 4.18 Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 5.2, the Company shall furnish to the Purchaser on or before the Servicer Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Company’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

SECTION 4.19 Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

SECTION 4.20 Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code. The Company shall file information reports with respect to the receipt of mortgage interest received in a trade or business and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code.

SECTION 4.21 Notification of Adjustments.

With respect to each Mortgage Loan, the Company shall adjust the Mortgage Rate on the related Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Company shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Rate adjustments. Upon the discovery by the Company or the receipt of notice from the Purchaser that the Company has failed to adjust a Mortgage Rate in accordance with the terms of the related Mortgage Note, the Company shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Purchaser thereby.

SECTION 4.22 Prepayment Premiums.

(a) To the extent consistent with the terms of this Agreement, the Company may waive (or permit a subservicer to waive) a Prepayment Premium only under the following circumstances: (i) such waiver relates to a default or a reasonably forseeable default and would, in the reasonable judgment of the Company, maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan or (ii) such waiver is required under state or federal law. The Company shall not waive any Prepayment Premium unless it is waived in accordance with this Section 4.22(a).

(b) The Company shall pay the amount of any Prepayment Premium (to the extent not collected and remitted to the Purchaser) to the Purchaser or its assignees if (i) the representation in Section 3.2(ww) is breached and such breach materially and adversely affects the interests of the Purchaser or its assigns, (ii) the Company waives any Prepayment Premium other than as permitted under Section 4.22(a) or (iii) such Prepayment Premium is not collectable as a result of its enforceability being found to be limited or prohibited by applicable law. The Company shall pay the amount of such Prepayment Premium, for the benefit of the Purchaser or any assignee of the Purchaser, by depositing such amount into the Custodial Account at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Custodial Account.

ARTICLE V

PAYMENTS TO ASSIGNEE

SECTION 5.1 Remittances.

On each Servicer Remittance Date the Company shall remit by wire transfer of immediately available funds to the Purchaser the sum of the following (the “Remittance Amount”):

(a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.6), plus

(b) all amounts, if any, which the Company is obligated to distribute pursuant to Section 5.3, minus

(c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period, which amounts shall be remitted on the following Servicer Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.4; and minus

(d) any amounts attributable to Scheduled Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Servicer Remittance Date,

which amounts shall be remitted on the Servicer Remittance Date next succeeding the Due Period for such amounts.

With respect to any remittance received by the Purchaser after the Servicer Remittance Date on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made and shall cover the period commencing with the day following the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Servicer Remittance Date. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Servicer Event of Default by the Company.

SECTION 5.2 Statements to Purchaser.

Not later than the Business Day prior to each Servicer Remittance Date, the Company shall deliver to the Purchaser in electronic format and hard copy a remittance advice which, unless otherwise agreed by the Company and the Purchaser shall be in the form of FNMA 2010 and shall additionally specify the number of days which each Mortgage Loan is delinquent, and shall contain an explanation of all Servicing Advances made, the status of all Mortgage Loans in foreclosure or otherwise the subject of litigation, and the status of all other collection efforts with respect to each Mortgage Loan.

SECTION 5.3 Monthly Advances by Company.

No later than the close of business on the Determination Date, the Company shall deposit in the Custodial Account from its own funds or from amounts held for future distribution an amount equal to all Scheduled Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the related Determination Date or which were deferred pursuant to Section 4.1. Any amounts held for future distribution and so used shall be replaced by the Company by deposit in the Custodial Account on or before any future Servicer Remittance Date if funds in the Custodial Account on such Servicer Remittance Date shall be less than payments to the Purchaser required to be made on such Servicer Remittance Date. The Company’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Scheduled Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the earlier of: (a) the last Servicer Remittance Date prior to the Servicer Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; and (b) the Servicer Remittance Date prior to the date the Mortgage Loan is converted to REO Property, provided however, that if requested by a Rating Agency in connection with a securitization, the Company shall be obligated to make such advances through the Servicer Remittance Date prior to the date on which cash is received in connection with the liquidation of REO Property; provided, however, that any such obligation under this Section 5.3 shall cease if the Company determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are non-recoverable by the Company from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, or otherwise with respect to a particular Mortgage Loan. In the event that the Company determines that any such advances are non-recoverable, the Company shall provide the Purchaser with a certificate signed by two officers of the Company evidencing such determination.

ARTICLE VI

GENERAL SERVICING PROCEDURES

SECTION 6.1 Transfers of Mortgaged Property.

The Company shall use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Company shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that the Company shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy, if any.

If the Company reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Company shall enter into (a) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (b) in the event the Company is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Company for entering into an assumption agreement the fee will be retained by the Company as additional servicing compensation. In connection with any such assumption, neither the Mortgage Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the outstanding principal amount of the Mortgage Loan nor any other material terms shall be changed without Purchaser’s consent.

To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the credit-worthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit-worthiness of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

SECTION 6.2 Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company shall request the release of any Mortgage Loan Documents.

If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase Amount by deposit thereof in the Custodial Account within two Business Days of receipt of such demand by the Purchaser. The Company shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.13 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

SECTION 6.3 Servicing Compensation.

As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid Scheduled Principal Balance and for the period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Scheduled Monthly Payments. Notwithstanding the foregoing, with respect to the payment of the Servicing Fee for any month, the aggregate Servicing Fee shall be reduced (but not below zero) by an amount equal to the Compensating Interest Payment for the related Principal Prepayment Period.

Additional servicing compensation in the form of assumption fees, to the extent provided in Section 6.1, late payment charges and other ancillary income (other than Prepayment Premiums) shall be retained by the Company to the extent not required to be deposited in the Custodial Account. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

SECTION 6.4 Annual Statement as to Compliance.

The Company shall deliver to the Purchaser, on or before February 28th of each year, commencing in [ - ], an Officer’s Certificate, stating that (a) a review of the activities of the Company during the preceding fiscal year and of performance under this Agreement or similar agreements has been made under such officer’s supervision, and (b) to the best of such officer’s knowledge, based on such review, the Company has fulfilled all its obligations under this Agreement throughout such fiscal year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Company to cure such default.

SECTION 6.5 Annual Independent Public Accountants’ Servicing Report.

On or before February 28th of each year, commencing in [ - ], the Company, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the effect that such firm has examined certain documents and records relating to the servicing of the residential mortgage loans by the Company during such fiscal year and that such firm is of the opinion that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, as modified from time to time, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (a) such exceptions as such firm shall believe to be immaterial, and (b) such other exceptions as shall be set forth in such statement. By providing the Purchaser a copy of a Uniform Single Attestation Program Report from their independent public accountant’s on an annual basis, the Company shall be considered to have fulfilled its obligations under this Section 6.5.

SECTION 6.6 Sarbanes-Oxley Certifications.

(a) On or before February 28th of each year, commencing with February 28, [ - ], or at any other time upon 30 days written request from the Purchaser, an officer of the Company shall execute and deliver an Officer’s Certificate to the Purchaser, signed by the President, Managing Director or a Vice President in charge of servicing operations of the Company for the benefit of the Purchaser and its officers, directors and affiliates, certifying as to the following matters:

(i) Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Purchaser taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

(ii) The servicing information required to be provided to the Purchaser by the Company under this Servicing Agreement has been provided to the Purchaser;

(iii) I am responsible for reviewing the activities performed by the Company under the Servicing Agreement and based upon the review required by this Servicing Agreement, and except as disclosed in the Annual Statement of Compliance or the Annual Independent Public Accountant’s Servicing Report, the Company has, as of the date of this certification, fulfilled its obligations under this Servicing Agreement; and

(iv) I have disclosed to the Purchaser all significant deficiencies relating to the Company’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement.

(b) The Company shall indemnify and hold harmless the Purchaser and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Company or any of its officers, directors, agents or affiliates of its obligations under this Section 6.6 or the negligence or willful misconduct of the Company in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Purchaser, then the Company agrees that it shall contribute to the amount paid or payable by the Purchaser as a result of the losses, claims, damages or liabilities of the Purchaser in such proportion as is appropriate to reflect the relative fault of the Purchaser on the one hand and the Company on the other in connection with a breach of the Company’s obligations under this Section 6.6 or the Company’s negligence or willful misconduct in connection therewith.

SECTION 6.7 Right to Examine Company Records.

The Purchaser, or its designee, shall have the right to examine and audit any and all of the related books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice. The Purchaser shall pay its own travel expenses associated with such examination.

SECTION 6.8 Compliance with REMIC Provisions.

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (a) endanger the status of the REMIC as a REMIC or (b) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860 (a) (2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860(d) of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

ARTICLE VII

COMPANY TO COOPERATE

SECTION 7.1 Provision of Information.

During the term of this Agreement, the Company shall furnish to the Purchaser such periodic, special, or other reports or information as the Purchaser may reasonably request, and copies or originals of any documents contained in the Servicing File for each Mortgage Loan provided for herein. All other special reports or information not provided for herein as shall be necessary, reasonable, or appropriate with respect to the Purchaser or any regulatory agency will be provided at the Purchaser’s expense. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give. In addition, during the term of this Agreement, the Company shall provide to any regulatory authorities supervising the Purchaser or any of Purchaser’s assigns (including beneficial owners of securities issued in Pass-Through Transfers backed by the Mortgage Loans) and the examiners and supervisory agents of such authorities, access to the documentation required by applicable regulations of the OCC and other authorities with respect to the Mortgage Loans. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Company.

The Company shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

SECTION 7.2 Financial Statements; Servicing Facility.

In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective purchaser the audited financial statements of the Company, which shall include information relating to the Company, for the most recently completed two fiscal years for which such a financial statement is available, as well as a Consolidated Statement of Condition at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Company also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Company (and are available upon request to members or stockholders of the Company or to the public at large).

The Company also shall make available to the Purchaser or prospective purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Company or the financial statements of the Company, and to permit the Purchaser or any prospective purchaser to inspect the Company’s servicing facilities for the purpose of satisfying the Purchaser or any prospective purchaser that the Company has the ability to service the Mortgage Loans as provided in this Agreement.

SECTION 7.3 Reports of Litigation.

During the term of this Agreement, the Company shall provide to the Purchaser notice of any and all actions, suits, proceedings or other litigation (each, a “Litigation Event”) to which the Company is a party, regardless of the materiality of such Litigation Event to the business, operations, financial condition, properties or assets of the Company. The Company shall furnish to the Purchaser such reports or information regarding such Litigation Event as the Purchaser may reasonably request. All such reports and information shall be provided at the Company’s sole expense.

ARTICLE VIII

THE COMPANY

SECTION 8.1 Indemnification; Third Party Claims.

The Company shall indemnify the Purchaser and the Successor Servicer and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser or the Successor Servicer, as applicable, may sustain in any way related to the failure of the Company to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement. The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Company shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Company’s indemnification pursuant to Section 3.4, or the failure of the Company to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement.

SECTION 8.2 Merger or Consolidation of the Company.

The Company shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (a) having a GAAP net worth of not less than $10,000,000 and (b) who is a Fannie Mae/Freddie Mac-approved company in good standing. Furthermore, in the event the Company transfers or otherwise disposes of all or substantially all of its assets to an affiliate of the Company, such affiliate shall satisfy the condition above, and shall also be fully liable to the Purchaser for all of the Company’s obligations and liabilities hereunder.

SECTION 8.3 Limitation on Liability of Company and Others.

Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment;

provided, however, that this provision shall not protect the Company or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement or any other liability which would otherwise be imposed under this Agreement. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Company shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action, unless any such costs result from a breach of the Company’s representations and warranties made herein or its failure to perform its obligations in compliance with this Agreement.

SECTION 8.4 Limitation on Resignation and Assignment by Company.

The Purchaser has entered into this Agreement with the Company and subsequent purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Company, and the representations as to the adequacy of its servicing facilities, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Company shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof or sell or otherwise dispose of all of its property or assets without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor acceptable to the Purchaser shall have assumed the Company’s responsibilities and obligations hereunder in the manner provided in Section 12.1.

Without in any way limiting the generality of this Section 8.4, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 10.1, without any payment of any penalty or damages and without any liability whatsoever to the Company or any third party.

ARTICLE IX

PASS-THROUGH TRANSFERS AND WHOLE LOAN TRANSFERS

SECTION 9.1 Removal of Mortgage Loans from Inclusion Under this Agreement.

With respect to some or all of the Mortgage Loans, the Purchaser, at its sole option, may effect Whole Loan Transfers or Pass-Through Transfers, retaining the Company as the servicer thereof or “subservicer” if a Master Servicer is employed, or as applicable the “seller/servicer.” On the Reconstitution Date and as directed by the Purchaser, the Mortgage Loans transferred may cease to be serviced by the Company pursuant to this Agreement; provided, however, that, in the event that any Mortgage Loan transferred pursuant to this Section 9.1 is rejected by the transferee, the Company shall continue to service such rejected Mortgage Loan on behalf of the Purchaser in accordance with the terms and provisions of this Agreement.

The Company shall cooperate fully with the Purchaser in connection with each Whole Loan Transfer or Pass-Through Transfer in accordance with this Section 9.1. In connection therewith the Company shall:

(a) make all representations and warranties made herein regarding the Company and the Mortgage Loans as of the applicable Reconstitution Date; provided, however, the representations and warranties related to the Mortgage Loans shall be made by the Company as of the applicable Reconstitution Date, as modified to the extent necessary to accurately reflect the pool statistics of the related Mortgage Loans as of the applicable Reconstitution Date and subject to any events or circumstances occurring or existing subsequent to the related Closing Date;

(b) execute an Assignment, Assumption and Recognition Agreement or, at the option of the Purchaser, negotiate in good faith and execute any pooling and servicing agreement, transfer and servicing agreement or similar agreements necessary to effectuate the foregoing; provided, except as the Company may agree, such agreements create no greater obligation or cost on the part of the Company than otherwise set forth in this Agreement or materially and adversely alter the Company’s rights hereunder;

(c) make representations and warranties:

(i) that the Company has serviced the Mortgage Loans in accordance with the terms of this Agreement, provided accurate statements to the Purchaser pursuant to Section 5.2 of this Agreement, and otherwise complied with all covenants and obligations hereunder;

(ii) that the Company has taken no action nor omitted to take any required action the omission of which would have the effect of impairing any mortgage insurance or guarantee on the Mortgage Loans; and

(iii) regarding the accuracy of the information provided to the Purchaser by the Company on or before the closing date of the applicable Reconstitution Date;

(d) provide as applicable:

(i) any information and appropriate verification of information which may be reasonably available to the Company, including information regarding the Company’s foreclosure and delinquency experience and the Company’s underwriting standards, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall request;

(ii) such additional opinions of counsel, letters from auditors, and certificates of public officials or officers of the Company as are reasonably believed necessary by the trustee, any rating agency or any credit enhancement provider, as the case may be, in connection with Whole-Loan Transfers or Pass-Through Transfer;

provided, however, that the Purchaser shall pay the reasonable third party costs associated with the preparation of the foregoing information;

(e) indemnify the Purchaser, each Affiliate designated by the Purchaser, each Person who controls the Purchaser or such Affiliate and the Successor Servicer and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to any information provided by or on behalf of the Company regarding the Company, the Mortgage Loans or the Underwriting Guidelines which is set forth in any offering document prepared in connection with any Pass-Through Transfer. For purposes of the previous sentence, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement and “Successor Servicer” shall mean the Person then acting as a Successor Servicer under this Agreement and any and all Persons who previously were “Successor Servicers” under this Agreement; and

(f) cooperate with the Purchaser in servicing the Mortgage Loans in accordance with the usual and customary requirements of any credit enhancement, risk management and other service providers and shall otherwise cooperate with the Purchaser in connection with such third party service providers and the provision of third party services relating to a Pass-Through Transfer.

In the event the Purchaser has elected to have the Company hold record title to the Mortgages, prior to the Reconstitution Date the Company shall prepare an Assignment of Mortgage in blank or to the trustee from the Company acceptable to the trustee for each Mortgage Loan that is part of the Whole Loan Transfers or Pass-Through Transfers. The Company shall pay all preparation and recording costs associated therewith if the Assignments of Mortgage have not been previously prepared and recorded in Purchaser’s name. The Company shall execute each Assignment of Mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the trustee upon the Company’s receipt thereof. Additionally, the Company shall prepare and execute, at the direction of the Purchaser, any note endorsements in connection with any and all seller/servicer agreements.

All Mortgage Loans not sold or transferred pursuant to Whole Loan Transfers or Pass-Through Transfers shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

SECTION 9.2 Master Servicing; Termination of Company; Third-Party Beneficiary.

Upon receipt of written notice from the Purchaser of the appointment of a person to master service the Mortgage Loans and oversee the servicing thereof (a “Master Servicer”), the Company for all or a portion of the Mortgage Loans, including any successor servicer hereunder, shall be subject to the supervision of such Master Servicer with respect to the applicable Mortgage Loans. With respect to such Mortgage Loans, the Master Servicer, acting on behalf of the Purchaser, shall have the same rights as the “Purchaser” to benforce the obligations of the Company under this Agreement. The Master Servicer shall have the same rights as the Purchaser to terminate the rights and obligations of the Company under this Agreement as to such Mortgage Loans upon the failure of the Company to perform any of its obligations hereunder. In furtherance of the foregoing, the Master Servicer, as the designee of the Purchaser, is an intended third party beneficiary of this Agreement and shall have the right to enforce the obligations of the parties hereto, including the right to enforce the obligations of the Company hereunder.

With respect to such Mortgage Loans, any reports or other information that the Company is required to deliver to the Purchaser pursuant to this Agreement shall instead be delivered to the Master Servicer in such format as is mutually agreed to by the Company and the Master Servicer (to the extent such information is readily available to the Company), and all funds required to be remitted on the applicable Servicer Remittance Date shall be remitted to the Master Servicer in accordance with wire transfer instructions provided by it to the Company.

ARTICLE X

DEFAULT

SECTION 10.1 Events of Default.

Each of the following shall constitute an Servicer Event of Default on the part of the Company:

(a) any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement;

(b) failure by the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement, including, but not limited to, breach by the Company of any one or more of the representations, warranties and covenants of the Company as set forth in Section 3.1, or in the Custodial Agreement which continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser or by the Custodian;

(c) failure by the Company to maintain its license to do business in any jurisdiction where the Mortgaged Property is located if such license is required;

(d) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days;

(e) the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its assets; or

(f) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days;

(g) the Company ceases to meet the servicer eligibility qualifications of Fannie Mae or Freddie Mac; or

(h) the Company attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in violation of Section 8.4.

If the Company obtains knowledge of an Servicer Event of Default, the Company shall promptly notify the Purchaser. In each and every such case, so long as an Servicer Event of Default shall not have been remedied, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Company, may terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

Upon receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.1. Upon written request from the Purchaser, the Company shall, at its expense, prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor’s possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Company’s sole expense. The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

SECTION 10.2 Waiver of Defaults.

By a written notice, the Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XI

TERMINATION

SECTION 11.1 Termination.

This Agreement shall terminate upon either: (a) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder; or (b) mutual consent of the Company and the Purchaser in writing. The representations and warranties and indemnification provisions contained herein shall survive the termination of this Agreement.

Upon written request from the Purchaser in connection with any such termination, the Company shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser’s possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Company’s sole expense. The Company agrees to cooperate with the Purchaser and such successor in effecting the termination of the Company’s responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

SECTION 11.2 Termination Without Cause.

The Purchaser may terminate, at its sole option, any rights the Company may have hereunder with respect to any Mortgage Loan Package, without cause as provided in this Section 11.2. Any such notice of termination shall be in writing and delivered to the Company by registered mail as provided in Section 12.4.

In the event the servicing rights with respect to a Mortgage Loan Package are terminated pursuant to this Section 11.2, the Company shall be entitled to receive, as liquidated damages, upon the transfer of the servicing rights, an amount equal to the fair market value of such servicing rights based on the aggregate outstanding principal amount of the Mortgage Loans as of the termination date. The fair market value of the servicing rights shall be determined based on the average of three bids made by experienced evaluators unaffiliated to the Purchaser and the Company and chosen as follows: one by the Purchaser, one by the Company and one by mutual agreement between the chosen evaluators.

ARTICLE XII

MISCELLANEOUS PROVISIONS

SECTION 12.1 Successor to Company.

Prior to termination of the Company’s responsibilities and duties under this Agreement pursuant to Sections 8.4, 10.1, 11.1 or pursuant to Section 11.2, the Purchaser shall, (i) succeed to and assume all of the Company’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.2 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company’s responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned Sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section 12.1 and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.1 and 3.2 and the remedies available to the Purchaser under Section 3.4, it being understood and agreed that the provisions of such Sections 3.1, 3.2, and 3.4 shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the Company, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.1, to the extent applicable, except for subsections (d), (h) and (j) thereof, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or termination of this Agreement pursuant to Section 8.4, 10.1, 11.1 or 11.2 shall not affect any claims that any Purchaser may have against the Company arising out of the Company’s actions or failure to act prior to any such termination or resignation.

The Company shall deliver promptly to the Successor Servicer the funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

Unless the Company is terminated pursuant to Section 11.2, the Purchaser shall be entitled to be reimbursed from the Company for all costs associated with the transfer of servicing, including, without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing date as may be required by the Purchaser to correct any errors or insufficiencies in the servicing data or otherwise to enable the Purchaser to service the Mortgage Loans properly and effectively.

Upon a successor’s acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.4.

SECTION 12.2 Amendment.

This Agreement may be amended from time to time by the Company and by written agreement signed by the Company and the Purchaser.

SECTION 12.3 Governing Law.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without reference to its conflict of laws rules (other than Section 5-1401 of the General Obligations Law, which the parties hereto expressly rely upon in the choice of such law as the governing law hereunder) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

EACH OF THE COMPANY AND THE PURCHASER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OR ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE COMPANY OR THE PURCHASER.

This provision is a material inducement for the Purchaser to enter into this Agreement.

SECTION 12.4 Duration of Agreement.

This Agreement shall continue in existence and effect until terminated as herein provided. This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Purchaser.

SECTION 12.5 Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

(i) if to the Company:

[Name and Address of Company]

Attention: [                                ]

Telephone:         [                                ]

Facsimile:                     [                                 ]

or such other address as may hereafter be furnished to the Purchaser in writing by the Company;

(ii) if to the Purchaser:

[FBR Acquisition Company]

1001 Nineteenth Street

Arlington, Virginia 22209

Attention: [                                ]

Telephone: (703) 312-

Facsimile: (703) 312-

with a copy to:

Friedman, Billings, Ramsey & Co., Inc.

1001 Nineteenth Street

Arlington, Virginia 22209

Attention: General Counsel

Telephone: (703) 312-

Facsimile: (703) 312-

or such other address as may hereafter be furnished to the Company in writing by the Purchaser;

SECTION 12.6 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 12.7 Relationship of Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Purchaser.

SECTION 12.8 Execution; Successors Binding Agreement.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.4, this Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns.

SECTION 12.9 Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each Assignment of Mortgage is subject to recordation in the appropriate public office for real property records in the county or other comparable jurisdiction in which the related Mortgaged Property is situated, such recordation to be effected at the Company’s expense, in the event recordation is necessary or advisable in accordance with Acceptable Servicing Practices or under applicable law or is requested by the Purchaser at its sole option all in accordance with specific provisions set forth elsewhere in this Agreement.

SECTION 12.10 Assignment by Purchaser.

Without limiting the provisions of Section 9.1, the Purchaser shall have the right, without the consent of the Company, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment, Assumption and Recognition Agreement, and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee. In the event the Purchaser assigns this Agreement, and the assignee assumes any of the Purchaser’s obligations hereunder, the Company acknowledges and agrees to look solely to such assignee, and not the Purchaser, for performance of the obligations so assumed and the Purchaser shall be relieved from any liability to the Company with respect thereto.

SECTION 12.11 Solicitation of Mortgagor.

The Company agrees that, after the Closing Date, it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on Company’s behalf, to personally, by telephone or mail, solicit the borrower under any Mortgage Loan for the purpose of refinancing, in whole or in part. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to the Mortgages (including insurance renewal dates) shall be transferred to Purchaser pursuant to this Agreement on the Closing Date and Company shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by Company or any affiliate of Company which are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, and newspaper, radio and television advertisements shall not constitute solicitation under this Section.

SECTION 12.12 Further Agreements.

The Purchaser and the Company each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

SECTION 12.13 Confidential Information.

(a) The Company shall keep confidential and shall not divulge to any party, without the Purchaser’s prior written consent, the price paid by the Purchaser for the Mortgage Loans, except to the extent that it is reasonable and necessary for the Company to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

(b) The Company agrees that it:

(i) shall comply with all applicable laws and regulations regarding the privacy or security of Consumer Personal Information;

(ii) shall not collect, create, use, store, access, disclose or otherwise handle Consumer Personal Information in any manner inconsistent with any applicable laws or regulations regarding the privacy or security of Consumer Personal Information;

(iii) shall not disclose Consumer Personal Information to any affiliated or non-affiliated third party except to enforce or preserve its rights, as otherwise permitted or required by applicable law (or by regulatory authorities having jurisdiction in the premises) or, at the specific written direction of the Purchaser;

(iv) shall maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Consumer Personal Information; and

(v) shall promptly notify the other party in writing upon becoming aware of any actual breach and of any suspected breach of this Section.

(c) The Company shall indemnify and defend the Purchaser against, and shall hold the Purchaser harmless from, any cost, expense, loss, claim or other liability that such other party may suffer as a result of or in connection with its failure to comply with or perform the obligations set forth in this Section.

SECTION 12.14 Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 12.15 Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 12.16 General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(c) references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

(e) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f) the term “include” or “including” shall mean without limitation by reason of enumeration.

SECTION 12.17 Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 12.18 Trade Confirmation.

The terms and conditions set forth in the Trade Confirmation and the Purchase Confirmation, each between the Purchaser and the Company, with respect to each Closing Date shall be incorporated herein. In the event of any conflict between the terms of this Agreement and the related Trade Confirmation, this Agreement shall control. In the event of any conflict among the terms of this Agreement, the related Trade Confirmation and the related Purchase Confirmation, the Purchase Confirmation shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

[FBR ACQUISITION COMPANY], as Purchaser

By:
Name:
Title:

[NAME OF COMPANY], as Company

By:
Name:
Title:

[SALE AND SERVICING AGREEMENT]

EXHIBIT A

MORTGAGE LOAN SCHEDULE REPORTING CRITERIA

With respect to each Mortgage Loans:

(a) the Company’s Mortgage Loan number;

(b) the full street address, city, state and zip code of the Mortgaged Property;

(c) a code indicating whether the Mortgaged Property is a single family residence, two-family residence, three-family residence, four-family residence, PUD or Condominium;

(d) the current Mortgage Rate;

(e) the current Mortgage Loan Remittance Rate;

(f) the current Scheduled Monthly Payment;

(g) the original term to maturity;

(h) the scheduled maturity date;

(i) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected;

(j) the Loan-to-Value Ratio;

(k) a code indicating the FICO score of the Mortgagor at the time of origination;

(l) the FICO score source;

(m) other applicable third party credit scores;

(n) the source of applicable third party credit scores;

(o) a code indicating the credit grade and specific loan/underwriting program of each Mortgage Loan as assigned by the Company;

(p) a code indicating the name of the issuer of the PMI Policy or PPMI Policy, if any, and the certificate number and percentage coverage, if applicable;

(q) the Appraised Value;

(r) the date on which the first Scheduled Monthly Payment was due and the applicable Due Date;

(s) the last payment date on which a payment was applied;

EXHIBIT A - Page 1

(t) the documentation level (full, alternative, limited);

(u) loan purpose (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(v) a code indicating whether the Mortgaged Property is owner-occupied or investor property;

(w) a code indicating the product type (e.g., 2/28, 3/27, 15 year fixed, etc.);

(x) a code indicating whether the Mortgage Loan is subject to a Prepayment Premium;

(y) the term of any Prepayment Premium;

(z) the type and amount of any Prepayment Premium;

(aa) a code indicating whether any Prepayment Premium is enforceable under applicable federal, state and local laws;

(bb) the Mortgagor’s debt to income ratio;

(cc) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;

(dd) with respect to each Adjustable Rate Mortgage Loan, the next Adjustment Date;

(ee) with respect to each Adjustable Rate Mortgage Loan, the lifetime maximum Mortgage Rate;

(ff) with respect to each Adjustable Rate Mortgage Loan, the lifetime minimum Mortgage Rate;

(gg) with respect to each Adjustable Rate Mortgage Loan, the periodic Mortgage Rate cap;

(hh) with respect to each Adjustable Rate Mortgage Loan, the Index;

(ii) a code indicating whether the Mortgage Loan is convertible;

(jj) the applicable Servicing Fee Rate;

(kk) a code indicating whether the Mortgage Loan is an adjustable rate or fixed rate mortgage loan;

(ll) a code indicating whether the Mortgage Loan is a balloon loan;

(mm) a code indicating whether the Mortgage Loan is secured by a ground lease;

EXHIBIT A - Page 2

(nn) a code indicating whether the Mortgage Loan is a “high cost” (or similarly classified) loan under applicable federal, state and local laws; and

(oo) the name of the Originator or broker of the Mortgage Loan.

With respect to the Mortgage Loans in the aggregate in the related Mortgage Loan Package, the respective Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date:

(a) the number of Mortgage Loans;

(pp) the current aggregate outstanding principal balance of the Mortgage Loans;

(qq) the current weighted average Mortgage Rate of the Mortgage Loans; and

(rr) the weighted average months to maturity of the Mortgage Loans.

EXHIBIT A - Page 3

EXHIBIT B

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be retained by the Company in the Servicing File or delivered to the Custodian pursuant to Sections 2.1, 2.2 and 2.3 of the Agreement:

1.	(a) The original Mortgage Note endorsed “Pay to the order of , without recourse” and signed in the name of the Company by an authorized officer (provided that, in the event that the Mortgage Loan was acquired by the Company in a merger, the signature must be in the following form: “[Company], successor by merger to [name of predecessor]”; and in the event that the Mortgage Loan was acquired or originated by the Company while doing business under another name, the signature must be in the following form: “[Company], formerly known as [previous name]”). The Mortgage Note must contain all necessary intervening endorsements showing a complete chain of endorsement from the Originator (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note); or

(b) With respect to no more than 1% of the unpaid principal balance of the Mortgage Loans as of the related Cut-off Date, a certified copy of the Mortgage Note (endorsed as provided above) together with a lost note affidavit, providing indemnification to the holder thereof for any losses incurred due to the fact that the original Mortgage Note is missing.

2.	The original of any guarantee executed in connection with the Mortgage Note (if any).

3.	The original Mortgage, with evidence of recording thereon, except as follows: If in connection with any Mortgage Loan, the Company cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Company stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded Mortgage.

EXHIBIT B - Page 1

4.	The originals or certified true copies of any document sent for recordation of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, or, if the original of any such agreement with evidence of recording thereon has not been returned by the public recording office where such agreement has been delivered for recordation or such agreement has been lost or such public recording office retains the original recorded agreement, a photocopy of such agreement, certified by the Company or its agent to be a true and correct copy of the agreement delivered to the appropriate public recording office for recordation. The original recorded agreement or, in the case of a agreement where a public recording office retains the original recorded agreement or in the case where an agreement is lost after recordation in a public recording office, a copy of such agreement certified by such public recording office to be a true and complete copy of the original recorded agreement, will be promptly delivered to the Custodian upon receipt thereof by the Company.

5.	The original Assignment of Mortgage, in blank, for each Mortgage Loan, in form and substance acceptable for recording (except for the insertion of the name of the assignee and recording information). If the Mortgage Loan was acquired by the Company in a merger, the Assignment of Mortgage must be made by “[Company], successor by merger to [name of predecessor].” If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment of Mortgage must be made by “[Company], formerly know as [previous name].” Subject to the foregoing and where permitted under the applicable laws of the jurisdiction wherein the Mortgaged property is located, such Assignments of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county. If the related Mortgage has been recorded in the name of MERS or its designee, no Assignment of Mortgage will be required to be prepared or delivered and instead, the Company shall take all actions as are necessary to cause the Purchaser to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

6.	For any Mortgage Loan not recorded in the name of MERS, originals or certified true copies of documents sent for recordation of all intervening assignments of the Mortgage with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Company stating that such intervening Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening Assignment of Mortgage or a copy of such intervening Assignment of Mortgage certified by the appropriate public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded intervening Assignment of Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening Assignment of Mortgage or in the case where an intervening Assignment of Mortgage is lost after recordation in a public recording office, a copy of such intervening Assignment of Mortgage certified by such public recording office to be a true and complete copy of the original recorded intervening Assignment of Mortgage.

EXHIBIT B - Page 2

7.	The original PMI Policy or certificate of insurance, where required pursuant to the Agreement.

8.	The original mortgagee policy of title insurance in the form required by the Agreement or, if the original lender’s title insurance policy has not been issued, the preliminary report or irrevocable binder or commitment to issue the same.

9.	Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

10.	For each Mortgage Loan which is secured by a residential long-term lease, if any, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation.

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items to the extent required in the Underwriting Guidelines:

1	The original hazard insurance policy and, if required by law, flood insurance policy, in accordance with Section 4.11 of the Agreement.

2	Fully executed residential loan application.

3	Fully executed Mortgage Loan closing statement (Form HUD-1) and any other truth-in-lending or real estate settlement procedure forms required by law.

4	Verification of employment and income (if required pursuant to the Underwriting Guidelines).

5	Verification of acceptable evidence of source and amount of down payment.

6	Credit report on the Mortgagor.

7	Residential appraisal report.

8	Photograph of the Mortgaged Property.

9	Survey of the Mortgaged Property, if required by the title company or applicable law.

10	Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e. map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

11	All fully executed required disclosure statements required by state and federal law.

EXHIBIT B - Page 3

12	If applicable, termite report, structural engineer’s report, water potability and septic certification.

13	Sales contract, if applicable.

14	Evidence of payment of taxes and insurance premiums, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

15	Amortization schedule, if available.

16	Payment history for any Mortgage Loan that has been closed for more than 90 days.

17	Fully executed power of attorney, if applicable.

In the event of a delay by the public recording office in returning any recorded document, the Company shall deliver to the Custodian, within 180 days of the Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested form the Purchaser, which consent shall not be unreasonably withheld.

EXHIBIT B - Page 4

EXHIBIT C

FORM OF CUSTODIAL AGREEMENT

EXHIBIT C - Page 1

EXHIBIT D

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

between

[ - ],

as Assignor,

[ - ],

as Assignee

and

[ - ]

as the Company

Dated [ - ]

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT, dated as of [ - ], among                     , (“Assignor”),                     , (“Assignee”) and [Name of Company] (the “Company”):

For and in consideration of the sum of one dollar ($1.00) and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Assignment.

With respect to the Mortgage Loans listed on Exhibit A hereto, the Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Assignee, in, to and under that certain Sale and Servicing Agreement (the “Sale and Servicing Agreement”), dated as of [ - ], and the Purchase Confirmation dated [ - ] (together with the Sale and Servicing Agreement, the “Sale and Servicing Agreement”), each by and between [FBR Acquisition Company] (the “Assignee”) and the Company, and the Mortgage Loans delivered thereunder by the Company to the Assignor.

Except as is otherwise expressly provided herein, Assignor makes no representations, warranties or covenants to Assignee and Assignee acknowledges that Assignor has no obligations to Assignee under the terms of the Sale and Servicing Agreement, or otherwise relating to the transaction contemplated herein including, but not limited to, any obligation to repurchase any of the Mortgage Loans or to indemnify Assignee.

2. Recognition of Assignee.

From and after the date hereof, the Company shall note the transfer of the Mortgage Loans to the Assignee in its books and records, the Company shall recognize the Assignee as the owner of the Mortgage Loans and the Company shall service the Mortgage Loans for the benefit of the Assignee pursuant to the Sale and Servicing Agreement, the terms of which are incorporated herein by reference. It is the intention of the Assignor, the Company and the Assignee that the Sale and Servicing Agreement shall be binding upon and inure to the benefit of the Company and the Assignee and their respective successors and assigns.

3. Assignor’s Representations and Warranties.

The Assignor warrants and represents to, and covenants with, the Assignee that:

a. The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

b. The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Sale and Servicing Agreement or the Mortgage Loans; and

EXHIBIT D - Page 1

c. The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Sale and Servicing Agreement, the Custodial Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Sale and Servicing Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Sale and Servicing Agreement or the Mortgage Loans.

4. Assignee’s Representations and Warranties.

The Assignee warrants and represent to, and covenants with, the Assignor and the Company pursuant to Section 12.9 of the Sale and Servicing Agreement that:

a. The Assignee agrees to be bound, as Assignee, by all of the terms, covenants and conditions of the Sale and Servicing Agreement and the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor’s obligations as Assignee thereunder;

b. The Assignee understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state;

c. The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Company.

d. The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans and the Sale and Servicing Agreement is:

[NAME AND ADDRESS OF ASSIGNEE] Attention:

Telephone:

Facsimile:

The Assignee’s wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Sale and Servicing Agreement is:

For the account of [NAME OF ASSIGNEE]

A/C#:

ABA#:

Attn:

Taxpayer ID#:

5. Representations of the Company.

The Company hereby makes to the Assignee, as of the date of this Agreement, the representations and warranties set forth in Section 3.1 and Section 3.2 of the Sale and Servicing Agreement. The Company represents and warrants that through the date hereof the Company has serviced the Mortgage Loans in accordance with the terms of the Sale and Servicing Agreement.

EXHIBIT D - Page 2

6. Accuracy of the Agreements.

The Company and the Company represent and warrant to the Assignee that (a) attached hereto as Exhibit B are true, accurate and complete copies of the Sale and Servicing Agreement, the Custodial Agreement and all amendments and modifications, if any, thereto, (b) the Sale and Servicing Agreement has not been amended or modified in any respect, except as set forth in this Agreement, and (c) no notice of termination has been given to the Company under the Sale and Servicing Agreement. The Company represents and warrants that through the date hereof the Company has serviced the Mortgage Loans in accordance with the terms of the Sale and Servicing Agreement.

7. Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by federal law.

8. Confidentiality.

The Company, Seller and Purchaser hereby acknowledge and agree that this Agreement shall be kept confidential and its contents will not be divulged to any party without the other party’s consent except to the extent that it is appropriate for the Company, Seller or Purchaser to do so in working with their respective directors, officers, employees, agents, legal counsel, auditors, taxing authorities or other governmental agencies.

9. Conflict with Sale Agreement.

To the extent there is any conflict between the terms of the Sale Agreement and this Agreement, the latter shall be controlling, notwithstanding anything to the contrary contained in the Sale Agreement.

10. Capitalized Terms.

All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Sale Agreement.

11. Counterparts.

This Agreement may be executed in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

[SIGNATURES FOLLOW]

EXHIBIT D - Page 3

IN WITNESS WHEREOF, the parties have caused this Assignment, Assumption and Recognition Agreement be executed by their duly authorized officers as of the date first above written.

[NAME OF COMPANY], as Company

By:
Name:
Title:

[NAME OF ASSIGNEE], as Assignee

By:
Name:
Title:

[NAME OF COMPANY], as the Company

By:
Name:
Title:

[ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT]

EXHIBIT E

UNDERWRITING GUIDELINES

EXHIBIT E - Page 1

EXHIBIT F

FORM OF OPINION OF COUNSEL

[                    ], [            ]

[FBR Acquisition Company]

1001 Nineteenth Street

Arlington, Virginia 22209

Re:	[Name of Company]

Ladies and Gentlemen:

I am special counsel for [Name of Company], a [                    ] corporation (the “Company”), with respect to certain matters in connection with the sale of Mortgage Loans pursuant to that certain Sale and Servicing Agreement by and between the Company and [FBR Acquisition Company], dated as of [INSERT DATE OF AGREEMENT], (the “Agreement”). Capitalized terms not otherwise defined herein have the meanings given them in the Agreement.

In rendering the opinions set forth below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of the certificate of incorporation and by-laws of the Company, the Agreement and such corporate records, agreements or other instruments of the Company, and such certificates, records and other documents, agreements and instruments, as I have deemed necessary and proper as the basis for my opinions. In connection with such examination, I have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to me as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to me as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity to executed original documents of all documents submitted to me in draft and the accuracy of the matters set forth in the documents we reviewed. I have also assumed that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto. As to any facts material to such opinions that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company as I have deemed necessary and proper as the basis for my opinions, including, among other things, the representations and warranties in the Agreement.

Based upon the foregoing, I am of the opinion that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of [                    ].

2. The Company has the power to engage in the transactions contemplated by the Agreement and all requisite power, authority and legal right to execute and deliver the Agreement, and to perform and observe the terms and conditions of the Agreement.

EXHIBIT F - Page 1

3. Each person who, as an officer of the Company, signed (a) the Agreement, and (b) any other document delivered prior hereto or on the date hereof in connection with the sale, servicing and securitization of the Mortgage Loans was, at the respective times of such signing and delivery, and is, as of the date hereof, duly elected or appointed, qualified and acting as such officer, and the signatures of such persons appearing on such documents are their genuine signatures.

4. The Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement, enforceable in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance.

5. The Company has been duly authorized to allow its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Agreement, and by original or facsimile signature in order to execute the endorsements of the Mortgage Notes and the Assignments of Mortgages, and the original or facsimile signature of the officer of the Company executing the endorsements of the Mortgage Notes and the Assignments of Mortgages represents the legal and valid signature of said officer of the Company.

6. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreement, or the consummation of the transactions contemplated by the Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

7. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreement, will conflict with or result in a breach of or constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violate any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

8. There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Company which, in my opinion, either in any one instance or in the aggregate, would likely result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreement, or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreement.

9. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Agreement is sufficient fully to transfer all right, title and interest of the Company thereto as noteholder and mortgagee, apart from the rights to service the Mortgage Loans pursuant to the Agreement.

EXHIBIT F - Page 2

10. The form of endorsement that is to be used with respect to the Mortgage Loans is legally valid and sufficient to duly endorse the Mortgage Notes to the Assignee.

The Opinions expressed herein are limited to matters of federal and              law and do not purport to cover any matters as to which laws of any other jurisdiction are applicable. Except as expressly provided herein, this opinion is being furnished to the addressees hereof solely for their benefit in connection with the transactions contemplated in the Agreement, and it is not to be used, circulated, quoted or otherwise referred to for any purpose without my express written consent.

Sincerely,

By:
[Name of Counsel]

Its:	[Special Counsel]

EXHIBIT F - Page 3

EXHIBIT G

FORM OF TRADE CONFIRMATION

[Date]

[Name of Company]

[Address]

[City, State, Zip]

[Attention]:

Re:	Purchase by [FBR Acquisition Company] of $ of [Fixed Rate] [Adjustable Rate] Mortgage Loans from [Company Name] ([FBR Acquisition Company] Deal # )

Dear                     :

This trade confirmation (“Trade Confirmation”) shall confirm the agreement between [Company Name] (“Company”) and [FBR Acquisition Company] (including permitted assigns, “[FBR Acquisition Company]” or “Assignee”), whereby [FBR Acquisition Company] agrees to purchase, and Company agrees to sell, certain mortgage loans described herein (the “Mortgage Loans”) and set forth in Exhibit A hereto, on a servicing-[retained] basis, subject to the terms set forth herein and in Exhibit B hereto.

Closing Date:	The purchase and sale of the Mortgage Loans shall be consummated on (the “Proposed Closing Date”), or such other date as may be mutually agreed upon by [FBR Acquisition Company] and Company (in either event, the date on which the consummation of the transaction contemplated herein, the “Closing Date”).

Commitment Amount:	The Mortgage Loans to be sold to [FBR Acquisition Company] hereunder shall have an aggregate unpaid principal balance of $ , plus or minus [ ] (the “Commitment Amount”). The Commitment Amount shall be subject to the satisfaction of each condition precedent set forth herein including, without limitation, [FBR Acquisition Company]’s right to reject certain of the Mortgage Loans pursuant to the terms hereof.

Purchase Amount:	[FBR Acquisition Company] shall pay to Company on the Closing Date purchase proceeds equal to the sum of (a) the product of (i) the aggregate unpaid principal balance of the Mortgage Loans as of [ ], after giving effect to the payment of all scheduled payments of principal due on or before [ ] (the “Cut-off Date”), and (ii) a Purchase Price, of [ %], subject to adjustment as contemplated herein (each a “Purchase Price Percentage”), and (b) accrued interest from the Cut-off Date

EXHIBIT G - Page 1

through the day prior to the Closing Date, inclusive (the “Purchase Amount”).

The Purchase Price for the [3-1 ARMs] assumes a net weighted average coupon (the “Net WAC”) on the [3-1] Mortgage Loans of [ %] and is based on a [ ] year LIBOR index of [ %] and a BEEM of [ ] to yield [ %] @ [ ] CPR. The Purchase Price Percentage shall be adjusted upward or downward, as appropriate, in the event that the Net WAC of the Mortgage Loans actually purchased hereunder differs from the above-stated respective yields. Notwithstanding anything to the contrary contained herein, in the event that the Closing Date is a date subsequent to the Proposed Closing Date, [FBR Acquisition Company] shall be entitled to a carry loss adjustment to Purchase Amount.

Pair-Out Fee:	In the event that the aggregate unpaid principal balance of the Mortgage Loans (or comparable substitutes thereof) purchased on the Closing Date is less than the Commitment Amount, Company shall pay [FBR Acquisition Company] a pair-out fee to be negotiated by the parties in good faith.

Product:	[“A”] quality, [non-]conforming, [3-1 adjustable rate mortgage loans], having the characteristics described in Exhibit B and in the related tape data provided by Company to [FBR Acquisition Company].

Early Payment Default:	As set forth in Section 3.5 of the Purchase Agreement.

No Solicitation:	Company hereby agrees that it will not take any action, or cause any action to be taken by any of its agents, contractors, employees, subservicers or affiliates to solicit the prepayment of any of the Mortgage Loans.

Due Diligence/

Underwriting Criteria:	The Company shall make available for review by Assignee or its designee on or before [ ] all documents and instruments relating to the Mortgage Loans and the servicing thereof. Due diligence to be performed by [FBR Acquisition Company] will include, but is not limited to, a review of the Mortgage Loans to insure compliance with the Company’s underwriting guidelines, as provided to [FBR Acquisition Company], regulatory compliance review, collateral document review, property valuation, conformity with terms of this Trade Confirmation, conformity with representations and warranties contained in the Purchase Agreement (as defined below); serviceability review and other similar matters. Such review (or waiver of review if Assignee so chooses) shall not affect the

EXHIBIT G - Page 2

Company’s representations and warranties in the Purchase Agreement (as defined herein).

Without in any way limiting the foregoing, [FBR Acquisition Company] will have the right to reject any mortgage loan that does not conform to the parameters set forth herein and in Sale and Servicing Agreement.

Documentation:	The Sale and Servicing Agreement, dated as of [ ] (as amended, modified and supplemented, the “Sale and Servicing Agreement”), by and between [FBR Acquisition Company] and the Company.

Conditions:	[FBR Acquisition Company]’s purchase of the Mortgage Loans is expressly subject to the following conditions:

(i) Company’s delivery of the collateral file pertaining to each Mortgage Loan on or prior to [ ], and the data tape containing all data fields specified by [FBR Acquisition Company];

(ii) the determination by [FBR Acquisition Company] that the information set forth herein (including Exhibit A and the data contained in the related data tape provided by Company) is true, complete and correct;

(iii) its satisfactory due diligence review of the Mortgage Loans;

(iv) confirmation by [FBR Acquisition Company] that the Mortgage Loans conform to the terms of this Trade Confirmation and are otherwise satisfactory in its sole discretion;

(v) the determination by [FBR Acquisition Company] that Company’s institutional credit standing supports any potential recourse with regard to the transaction contemplated herein; and

(vi) the good faith negotiation and execution of such other documents related to the subject transaction, as [FBR Acquisition Company] may request in its reasonable discretion.

In the event that any of the foregoing conditions is not satisfied prior to the Closing Date, [FBR Acquisition Company] may elect not to consummate the purchase of the Mortgage Loans and shall have no liability therefore.

EXHIBIT G - Page 3

Assignability:	This Trade Confirmation, including all rights and obligations contained herein, may be assigned by [FBR Acquisition Company] in whole or in part.

Please acknowledge your agreement to the terms and conditions of this Trade Confirmation by signing in the appropriate space below and returning a copy of the same to the undersigned. Telecopy signatures shall be deemed valid and binding to the same extent as the original.

Sincerely,	Agreed to and Accepted by:

[FBR Acquisition Company]	[Company Name]

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT G - Page 4

EXHIBIT A to Trade Confirmation

MORTGAGE LOAN SUMMARY

EXHIBIT H

FORM OF PURCHASE CONFIRMATION

[Date]

[Name of Company ]

[Address]

[City, State, Zip]

Attention:                                 ]

Re:	Purchase Confirmation (Deal No. )

Gentlemen and Ladies:

This purchase confirmation (the “Purchase Confirmation”) between [Company Name] (the “Company”) and [FBR Acquisition Company] (the “Assignee”) sets forth our agreement pursuant to which the Assignee is purchasing, and the Company is selling, on a servicing-[retained] basis, those certain mortgage loans identified in Exhibit A hereto (the “Mortgage Loan Schedule”) and more particularly described herein (the “Mortgage Loans”).

The purchase, sale and servicing of the Mortgage Loans as contemplated herein shall be governed by that certain Sale and Servicing Agreement, dated as of [                    ], between the Assignee and the Company (as amended herein and otherwise, the “Sale and Servicing Agreement”). By executing this Purchase Confirmation, each of the Assignee and the Company again makes, with respect to itself and each Mortgage Loan as of the related Closing Date or such other date as indicated in the Sale and Servicing Agreement, as applicable, all of the covenants, representations and warranties made by each such party in the Sale and Servicing Agreement, except as the same may be amended by this Purchase Confirmation.

All exhibits hereto are incorporated herein in their entirety. In the event there exists any inconsistency between the Sale and Servicing Agreement and this Purchase Confirmation, the latter shall be controlling notwithstanding anything contained in the Sale and Servicing Agreement to the contrary. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Sale and Servicing Agreement.

Assignment and Conveyance of Mortgage Loans. Upon the Assignee’s payment of the Purchase Amount in accordance with Section 2.1 of the Sale and Servicing Agreement, the Company hereby sells, transfers, assigns and conveys to the Assignee all of the right, title and interest of the Company in and to the Mortgage Loans

Closing Date:                     .

Cut-off Date:                     .

EXHIBIT H - Page 1

Purchase Amount: With respect to the Mortgage Loans set forth in Exhibit A hereto, the sum of (a) the product of (i) the unpaid principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, and (ii) the Purchase Price set forth in Exhibit B, and (b) accrued interest owing to the Company on the Scheduled Principal Balance of each Mortgage Loan at a rate equal to the Mortgage Rate of each such Mortgage Loan, from the Cut-off Date through the day prior to the Closing Date, inclusive.

Trade Confirmation: That certain Trade Confirmation, dated                     , between the Company and the Assignee setting forth the general terms and conditions of the transaction contemplated herein and identifying certain of the loan characteristics of the Mortgage Loans to be purchased hereunder.

Description of Mortgage Loans: Each Mortgage Loan complies with the specifications set forth below in all material respects.

Loan Type: [Insert Description of Each Trade]

Index: [On each interest change date, the applicable index rate shall be the average of interbank offered rates for [one-year] U.S. dollar denominated deposits in the London market (LIBOR), as published in the Wall Street Journal].

Lien Position: Each Mortgage Loan is secured by a perfected [first] [second] lien Mortgage.

Underwriting Criteria: Each Mortgage Loan was underwritten in accordance with the credit underwriting guidelines as indicated in the Trade Confirmation.

Additional Stipulations Regarding Mortgage Loan Package.

[Deal Specific]

Missing and Deficient Documents. Pursuant to Section 2.3 of the Purchase Agreement, the Company is required to deliver to the Assignee the Collateral File [                    ] Business Days prior to the Closing Date. The Company and the Assignee acknowledge that as of the Closing Date, with respect to the Mortgage Loans identified in Exhibit C hereto, the Company has not delivered the related documents in accordance with Section 2.3 (the “Missing Documents”) or, with respect to certain other Mortgage Loans also identified in Exhibit C, certain documents and/or Collateral Files are deficient and/or incomplete for reasons detailed in Exhibit C (the “Deficient Documents”).

In consideration of the Assignee’s agreement to purchase the Mortgage Loans identified in Exhibit C on the Closing Date notwithstanding the foregoing, the Company shall deliver such Missing Documents to Assignee and cure such Deficient Documents to the satisfaction of the Assignee within the time period specified in Exhibit C. In the event that the Company fails to comply with the requirements of the foregoing sentence, the Company shall, upon written notice from the Assignee, repurchase any such Mortgage Loan at the Repurchase Amount within five (5) Business Days after the Company’s receipt of such written notice. The fact that the Assignee decides not to require the Company to repurchase any such Mortgage Loan where the Company may otherwise be required to repurchase such Mortgage Loan hereunder shall not affect the Assignee’s right to demand repurchase of such Mortgage Loan or to avail itself of any other rights and remedies available to it under the Purchase Agreement. Nothing contained herein shall be deemed to waive any rights, remedies or privileges of the Assignee including, without limitation, the remedies accorded the Assignee under Section 3.3 of the Purchase Agreement.

EXHIBIT H - Page 2

Kindly acknowledge your agreement to the terms of this Purchase Confirmation by signing in the appropriate space below and returning this Purchase Confirmation to the undersigned. Telecopy signatures shall be deemed valid and binding to the same extent as the original.

[COMPANY]

By:
Name:
Title:

[FBR ACQUISITION COMPANY]

By:
Name:
Title:

Exhibit A to Purchase Confirmation

MORTGAGE LOAN SCHEDULE

Exhibit B to Purchase Confirmation

PURCHASE AMOUNT

Exhibit C to Purchase Confirmation

MORTGAGE LOANS WITH MISSING AND DEFICIENT DOCUMENTS